Exhibit 4.12
EXECUTION COPY
AMERICAN REF-FUEL COMPANY LLC
and
WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee and Securities Intermediary
INDENTURE
Dated as of May 1,2003
Senior Notes

SCHEDULES:

Schedule A	Permitted Liens
Schedule B	Purchased Intercompany Debt
Schedule C	Leases

 - vi -

          INDENTURE dated as of May 1, 2003 between AMERICAN REF-FUEL COMPANY LLC, a Delaware limited liability company (the “Company”) and Wachovia Bank, National Association, a national banking association, as trustee (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company intends from time to time to authorize the creation of its bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture (as hereinafter defined); and the Company has duly authorized the execution and delivery of this Indenture to secure the Notes and to provide for the authentication and delivery thereof by the Trustee; and
          WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;
          NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          SECTION 1.1 Construction. For all purposes of this Indenture (and for all purposes of any other Financing Document (as hereinafter defined) or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (2) all other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;
          (3) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this
American Ref-Fuel Company LLC Indenture

Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP (as hereinafter defined);
          (4) all references in this Indenture (including the Appendices and Schedules hereto) to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;
          (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (6) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;
          (7) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Financing Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Financing Documents;
          (8) any reference to any Person (as hereinafter defined) shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Financing Documents and, in the case of any Governmental Authority (as hereinafter defined), any Person succeeding to its functions and capacities;
          (9) unless the context clearly requires otherwise, references to “Law” (as hereinafter defined) or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture; and
          (10) unless the context clearly indicates to the contrary, all references in this Indenture to “this Indenture”, the “benefits of this Indenture”, the “Lien of this Indenture”, or phrases of similar import shall be deemed to include reference to the Collateral Documents (as hereinafter defined) to the extent that reference to the Collateral Documents is not expressly made.
          SECTION 1.2 Definitions.
          “Acceptable Bank” means any commercial bank or other financial institution which (a) is organized under the laws of the United States of America or any political subdivision thereof, or under the laws of Canada, Japan or any country that is a member of the European Union, (b) has combined capital, surplus and undivided profits of at least $500,000,000 and (c) has outstanding long-term senior unsecured, unguaranteed indebtedness
American Ref-Fuel Company LLC Indenture

which is rated “A” or better by S&P and “A2” or better by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either such corporation is not in the business of rating long-term unsecured bank indebtedness, as the case may be).
          “Act” when used with respect to any Holder, shall have the meaning set forth in Section 9.1.
          “Adjusted Cash Flow Available for Fixed Charges” means, for any period the sum (without duplication) of: (a) Distributions received by the Company from each of its consolidated Subsidiaries, and (b) other cash income received by the Company during such period, minus (c) any expenses paid by the Company during such period (other than for Fixed Charges), plus (d) amounts actually paid by each consolidated Subsidiary of the Company during such period in respect of Recourse Debt, minus or plus, as applicable (e) Distributions and other cash income described in the foregoing clauses (a) and (b) that are attributable to extraordinary gains or other non-recurring items described in clause (c) of the definition of “EBITDA,” plus (f) funds received by the Company during such period with respect to Intercompany Loans and minus (g) funds advanced to or incurred during such period by any Subsidiary as Intercompany Loans.
          “Administrative Agent” means the Administrative Agent under the Bank Credit Facility.
          “Affiliate” with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In any event, any Person that owns directly or indirectly 10% or more of securities having ordinary voting power for the election of directors or other governing body of another Person or 10% or more other ownership interests of such other Person will be deemed to control such other Person.
          “Authenticating Agent” means any Person acting as Authenticating Agent hereunder pursuant to Section 8.11.
          “Authorized Agent” means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.
          “Authorized Newspaper” means The Wall Street Journal or, if such publication is not published at least five days per calendar week, a newspaper published in English at least once a day for at least five days in each calendar week and of general circulation in The City of New York, State of New York. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof shall constitute a sufficient publication of such notice.
American Ref-Fuel Company LLC Indenture

          “Authorized Representative” of any Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its board of directors or any other governing body of such entity.
          “Authorized Signatory” means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.
          “Bank Credit Facility” means the credit facility pursuant to the Amended and Restated Credit Agreement dated as of May 1, 2003, among the Company, Citicorp North America, Inc, and each of the lenders named therein, together with the related documents thereto (including any guarantees, security agreements, assignments, mortgages and other security documents executed pursuant thereto), consisting on the date hereof of a revolving credit facility, in each case as such agreement may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time pursuant to any one or more successive debt facilities.
          “Board of Directors” means the Company’s Board of Directors or any committee of such Board of Directors duly authorized to act under this Indenture.
          “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.
          “Business Day” means a day which is neither a legal holiday nor a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York.
          “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.
          “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (b) time deposits and certificates of deposit of any Acceptable Bank and commercial paper issued by any such bank (or by the parent corporation thereof), and commercial paper issued by any financial institution or other such person, in each case rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s; (c) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America on which the Company shall have a perfected first priority security interest (subject to
American Ref-Fuel Company LLC Indenture

no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations; (d) guaranteed investment contracts entered into with financial institutions in the ordinary course of business rated at least A or better by S&P and A2 or better by Moody’s; and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof; and in the case of each of (a), (b), (c) and (d) maturing within one year after the date of acquisition.
          “Cash Flow Coverage Ratio” means the ratio, on a cash basis, for any period of determination of (a) Adjusted Cash Flow Available for Fixed Charges to (b) Fixed Charges (in each case, calculated on a pro forma basis to take into account the acquisition of any person during such period for which audited financial statements are available and any Recourse Debt the Company incurs in connection with such acquisition).
          “Certificated Notes” has the meaning set forth in Section 2.5.
          “Collateral” means, subject to Section 6.5(d), the Debt Service Reserve Accounts and all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Trustee pursuant to the Collateral Documents.
          “Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated May 1, 2003 between the Trustee and Collateral Agent and the Administrative Agent.
          “Collateral Agent” means Wachovia Bank, National Association in its capacity as such under the Collateral Agency and Intercreditor Agreement, the Security Agreement and each of the Pledge Agreements.
          “Collateral Documents” means the Collateral Agency and Intercreditor Agreement, the Security Agreement, each of the Pledge Agreements and the other documents and instruments granting or purporting to grant a Lien on Collateral securing the Notes.
          “Company” has the meaning set forth in the first paragraph of this Indenture.
          “Company Order” means a written request or order signed in the name of the Company by one of its Authorized Representatives or by its treasurer, secretary, or one of its assistant treasurers or assistant secretaries.
          “Company’s Obligations” has the meaning set forth in Section 16.1.
          “Corporate Trust Office” means the principal office of the Trustee or Security Registrar at which the corporate trust business of the Trustee or Security Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 21 South Street, Morristown, New Jersey 07960.
          “Covenant Defeasance” has the meaning set forth in Section 13.1.
American Ref-Fuel Company LLC Indenture

          “Custodian” has the meaning set forth in Section 2.5.
          “Debt Service Reserve Accounts” means collectively, the Senior Notes Debt Service Reserve Account and the Shared Collateral Account.
          “Debt Service Reserve Letter of Credit” means one or more irrevocable direct pay letters of credit available for the purpose of drawing to pay principal and interest on the Notes in an amount up to the Senior Notes Debt Service Reserve Requirement and any extensions thereof or any substitute letter of credit therefor in the stated amount contained in such extension or substitute and permitting draws thereon as contemplated by Section 6.1, in each case:
     (i) issued to the Trustee (for the benefit of the Holders) by an Acceptable Bank;
     (ii) expiring on the first to occur of (a) the date on which the stated amount thereof is drawn down to zero, (b) the date on which the Trustee returns the letter of credit to the issuer thereof for cancellation and (c) the expiration date specified in such letter of credit, which expiration shall not be earlier than 364 days after the date such letter of credit was issued;
     (iii) providing for the amount thereof to be made available in full to the Trustee in multiple drawings conditioned only upon the presentation of a sight draft accompanied by the applicable certificate in the form attached to such letter of credit; and
     (iv) with respect to which the Company certifies in an Officers’ Certificate that any reimbursement obligation of the Company related to such letter of credit which constitutes Indebtedness of the Company, is Subordinated Indebtedness.
          “Default” means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, could become an Event of Default if not cured or remedied.
          “Derivative Agreement” means any interest rate swap, cap, collar, floor, forward, option, put, call or other agreement, arrangement or security however denominated, entered into in order to hedge interest rate fluctuations on all or a portion of the Indebtedness of the Company or any of its Restricted Subsidiaries or to provide debt management by changing payments to be made by the Company or its Restricted Subsidiaries with respect to all or a portion of any Indebtedness with a goal of achieving lower interest costs or reducing interest rate risk and not for speculative purposes. Any Derivative Agreement of the Company or any of its Restricted Subsidiaries shall provide that the rights of the Company’s or Restricted Subsidiaries’, as applicable, counterparty to the payment of any settlement amount from the Company or any of its Restricted Subsidiaries, as applicable, upon early termination of any Derivative Agreement (or any transaction thereunder) shall be subordinated in right of payment to the rights of the holders of the Notes.
          “Distribution” means, in respect of any Person, (i) any payment of any dividends or other distributions with respect to the Equity Interests in such Person (except distributions in Equity Interests), (ii) any payment of principal and interest on Intercompany Loans and (iii) any
American Ref-Fuel Company LLC Indenture

purchase, redemption or other acquisition or retirement for value of any Equity Interest in such Person unless made contemporaneously from the net proceeds of the sale of other Equity Interests.
          “Distribution Compliance Period” has the meaning assigned to such term in Regulation S.
          “Duke/UAE” means Duke/UAE Ref Fuel LLC, a Delaware limited liability company.
          “EBITDA” means, with respect to any Person for any period, the (a) income (or loss) before interest and taxes of such Person, plus (b) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (or plus, as applicable) (c) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items (including payments with respect to such Person’s employee long term incentive plan), plus (d) to the extent described in determining such income (or loss), lease payment obligations.
          “Environmental Approvals” means Governmental Approvals required under applicable Environmental Laws.
          “Environmental Laws” means any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, environmentally regulated materials, materials containing environmentally regulated materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of environmentally regulated materials, materials containing environmentally regulated materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing environmentally regulated materials); (iii) pollution or the protection of human health, the environment or natural resources or (iv) zoning and land use.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.
          “Event of Default” means any event or condition specified as such in Section 7.1 hereof that shall have continued for the applicable period of time, if any, therein designated.
          “Excess Cash Flow” means, with respect to any Person, the amount determined in any fiscal year of such Person equal to such Person’s Revenues less (a) operating expenses, (b) capital expenditures, (c) payments of debt service of such Person or in respect of any third-
American Ref-Fuel Company LLC Indenture

party (including any payments of principal, premiums and interest) and (d) taxes paid by such Person, all as determined on a consolidated basis.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
          “Federal Bankruptcy Code” means Title 11 of the United States Code, as amended and in effect from time to time.
          “Financing Documents” means this Indenture, any Series Supplemental Indenture, the Notes and the Collateral Documents.
          “First Supplemental Indenture” means the First Supplemental Indenture dated as of May 1, 2003 between the Trustee and the Company.
          “Fixed Charges” means, with respect to the Company for any period, all amounts payable in respect of Recourse Debt during such period.
          “GAAP” means accounting principles generally accepted in the United States consistently applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.
          “Global Notes” means a Note in global form that evidences all or part of the Notes of any series and is authenticated and delivered to, and registered in the name of, the Registered Depositary for such securities or a nominee thereof.
          “Good Faith Contest” means the contest of an item if such item is diligently contested in good faith by appropriate proceedings timely instituted and adequate reserves are established if required by and in accordance with GAAP with respect to the contested item.
          “Governmental Approvals” means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, Environmental Approvals, zoning variances, special exceptions and non-conforming uses) relating to the construction, ownership, operation or maintenance of the Operating Facilities or to the execution, delivery or performance of any Financing Document.
          “Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state, municipal, local or political subdivision thereof or any department, commission, board, bureau, agency, instrumentality, judicial or administrative body or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
American Ref-Fuel Company LLC Indenture

          “Holder” means a Person in whose name a Note is registered in the Security Register.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade and other accounts payable incurred in the ordinary course of business so long as such trade accounts payable are payable or invoiced and paid within 90 days of the date the respective goods are delivered or the respective services are rendered), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Indebtedness of any other Person guaranteed by such Person or for which such Person shall otherwise (including payments pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable (but, with respect to any guaranty of, or other arrangement to support, the performance of any other Person, only to the extent that the performance obligation covered by such guaranty or other support has been reduced to a monetary amount, claim or judgment), (g) all Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or issuer in respect of letters of credit or the like and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indenture” means this instrument entered into by the Company and the Trustee.
          “Independent Engineer” means R. W. Beck, Inc., Framingham, Massachusetts, or any other independent consulting engineer of nationally recognized competence in the waste-to-energy field appointed by the Company.
          “Initial Notes” means the Notes issued by the Company on the Issue Date under the First Supplemental Indenture.
          “Intercompany Loans” means any Indebtedness incurred in the ordinary course of business consistent with practices of the Company and its Subsidiaries prior to the Issue Date in connection with the Company’s cash management program (including Purchased Intercompany Debt) (i) by any Subsidiary of the Company and owing to the Company or (ii) by the Company and owing to any Subsidiary of the Company.
          “Issue Date” means May 9, 2003, the date of initial issuance of the Initial Notes issued under this Indenture.
American Ref-Fuel Company LLC Indenture

          “Law” means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Approval, consent or other requirement of any Governmental Authority, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.
          “Lease Obligations” means, without duplication, (a) any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes, (b) the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in Statement of Financial Accounting Standards No. 13) of the Person incurring such obligations, of rent obligations under leases that are not required to be capitalized for financial reporting purposes but that otherwise constitute “financial leases”, “synthetic leases” or “full payout” leases, and (c) the leases described on Schedule C to this Indenture; provided, that, the Lease Obligations referred to in clauses (a) and (b) above have an initial term in excess of one year and represent Indebtedness in excess of $500,000.
          “Legal Defeasance” has the meaning set forth in Section 13.1.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest).
          “Majority Holders” means, in the case of the Notes or any series of Notes, the holders of more than 50% in aggregate principal amount of the Notes or any series of Notes, as the case may be, then Outstanding.
          “Mandatory Redemption Account” has the meaning given to such term in Section 5.3.
          “Material Adverse Effect” means a material adverse effect on (a) the Company’s business, assets, operations, prospects or condition, financial or otherwise, (b) the Company’s ability to perform any of its obligations under any Financing Document to which the Company is a party, which obligations are material to the Company or (c) the material rights available to the holders or the Trustee, as representative of the holders.
          “Member” means Duke/UAE which at the date of this Indenture is the sole holder of an equity interest in the Company, and any future member or equity holders of the Company.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
          “Net Cash Proceeds” means, with respect to any sale of assets, issuance of debt or other extraordinary event, in each case, the cash proceeds of such sale, issuance or event received by or otherwise legally available to be distributed to the Company, in the form of dividends or otherwise, net of any debt required to be prepaid upon such sale, issuance or other event, transaction costs and expenses and taxes (calculated, in the case of income taxes, on a stand-alone basis) incurred in connection with such sale, issuance or other event.
American Ref-Fuel Company LLC Indenture

          “New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
          “Non-Recourse Debt” means Indebtedness of any Subsidiary of the Company that is not Recourse Debt.
          “Notes” shall have the meaning set forth in the preamble to this Indenture.
          “Obligations” shall have the meaning set forth in Section 13.2.
          “Officers’ Certificate” means a certificate of Authorized Representatives of the Company signed by (a) the chief executive officer, the president or any vice president of the Company and (b) the chief financial officer, the treasurer or any assistant treasurer of the Company.
          “Operating Facilities” means the Company’s waste-to-energy facilities located in: (a) Hempstead, New York, (b) Newark, New Jersey, (c) Preston, Connecticut, (d) Niagara Falls, New York; (e) Rochester, Massachusetts and (f) Chester, Pennsylvania and at any time, any other waste-to-energy facilities and the related equipment, facility site and real property owned by the Company at such time and, in each case, the business and activities related thereto.
          “Opinion of Counsel” means a written opinion of counsel for any Person expressly referred to herein which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of the Company.
          “Outstanding”, when used with respect to Notes or any principal amount thereof, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes or portions thereof for whose redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article 5 or provision therefor satisfactory to the Trustee has been made;
     (iii) Notes or portions thereof deemed to have been paid within the meaning of Section 12.1;
     (iv) Notes as to which defeasance has been effected pursuant to Article 13;
     (v) Notes which have been paid pursuant to Section 2.9 or that have been exchanged for other Notes or Notes in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture other than any Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held
American Ref-Fuel Company LLC Indenture

by a protected purchaser in whose hands such Notes constitute valid obligations of the Company; and
     (vi) Notes not deemed Outstanding in accordance with Section 9.2.
          “Paying Agent” means any Person acting as Paying Agent hereunder pursuant to Section 8.11.
          “Permitted Investments” means investments in securities or other instruments constituting Cash Equivalents.
          “Permitted Liens” means:
     (a) Liens in the Company’s favor;
     (b) Liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings;
     (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;
     (d) pledges and deposits made by the Company in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or other statutory obligations;
     (e) pledges, cash deposits or rights of set-off to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;
     (f) judgment Liens in respect of judgments that do not give rise to an Event of Default;
     (g) easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the Company’s ordinary conduct of business;
     (h) Liens that are incidental to the Company’s business in the ordinary course, are not for borrowing money and are not material, taken as a whole, to the Company’s business;
     (i) Liens created or granted pursuant to the Collateral Documents;
American Ref-Fuel Company LLC Indenture

     (j) other existing Liens as identified on Schedule A to this Indenture;
     (k) Liens existing on property at the time of its acquisition by the Company; provided that any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
     (1) Liens to secure purchase money indebtedness not exceeding the cost of the property involved; provided that any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
     (m) Liens created to extend, renew, replace, or refinance any of the Company’s Indebtedness that is secured by Permitted Liens; provided that any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item extended, renewed, replaced or refinanced and which do not secure Indebtedness in excess of that extended, renewed, replaced or refinanced;
     (n) involuntary Liens, so long as the Company is working diligently to resolve the problem and during such time the Lien does not result in a Material Adverse Effect, as certified by the Company to the Trustee;
     (o) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
     (p) Liens on any facilities, equipment or other property of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof (including the Commonwealth of Puerto Rico and the United States Virgin Islands), in connection with the issuance of industrial revenue bonds or on any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any of the Company’s other assets;
     (q) Liens arising from Indebtedness incurred by the Company for the sole purpose of funding capital expenditures required in connection with compliance with applicable law;
     (r) Liens under the Bank Credit Facility as in effect on the Issue Date and other such Liens under the Bank Credit Facility that are not materially more restrictive (in terms of, without limitation, the amount secured by such Lien and the scope of such Lien) or burdensome to the holders of Notes than such Liens permitted by the Bank Credit Facility; and
     (s) Liens arising pursuant to any agreement that extends, refinances, renews or replaces agreements imposing Liens on the Company on the Issue Date, which encumbrances or restrictions are no less favorable in any material respect to the holders of Notes than those encumbrances or restrictions that are then in effect pursuant to the agreements that are being extended, refinanced, renewed or replaced.
American Ref-Fuel Company LLC Indenture

          “Permitted Subordinated Indebtedness” means Indebtedness of the Company that (a) does not require any payments other than pursuant to payments permitted by Section 4.14 of this Indenture, (b) has a market interest rate, (c) is subordinate and junior in right of payment to all amounts due or that become due on the Notes and (d) is created pursuant to an instrument enforceable by the holders of the Notes (or the Trustee on their behalf) that contains subordination provisions effecting, at minimum, the following: (1) that holders of Notes shall be entitled to receive payment in full in cash of all amounts on such Notes before any holder of Permitted Subordinated Indebtedness is entitled to receive any payment on account of the Indebtedness and other obligations under any agreement governing such Permitted Subordinated Indebtedness (other than as permitted by Section 4.14 of this Indenture), (2) that unless and until all amounts on the Notes have been paid in cash in full, such holder of Permitted Subordinated Indebtedness will not (i) ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, or (ii) seek any other remedy allowed at law or in equity against the Company for breach of the Company’s obligations under any agreement governing such Permitted Subordinated Indebtedness, (3) that in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of the Notes shall be entitled to receive payment in full of all amounts constituting Notes before the holder of such Permitted Subordinated Indebtedness is entitled to receive, or make any demand for, any payment on account of the such Indebtedness, and to that end the holders of Notes shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, and (4) that if any payment or distribution of any character, whether in cash, securities or other property, in respect of such Permitted Subordinated Indebtedness (other than as permitted by Section 4.14 of this Indenture) shall (despite such subordination provisions) be received by any such holder of Permitted Subordinated Indebtedness before all Notes shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Notes (or their representatives), and to holders of any other Indebtedness to which such Permitted Subordinated Indebtedness is similarly subordinated, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Notes, and all such other Indebtedness, in full.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
          “Place of Payment”, when used with respect to the Notes of any series means the office or agency maintained pursuant to Section 8.11 and such other place or places, if any, where the principal of, and premium, if any, and interest on the Notes of such series are payable as specified herein or in any Series Supplemental Indenture setting forth the terms of the Notes of such series.
          “Pledge Agreements” means each of the Amended and Restated Pledge Agreements dated as of May 1, 2003 between the Grantor named therein and the Collateral Agent.
American Ref-Fuel Company LLC Indenture

          “Predecessor Notes”, with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.
          “Projected Cash Flow Coverage Ratio” means, at any time of determination thereof, a projection of the ratio, on a cash basis, of (a) the Adjusted Cash Flow Available for Fixed Charges to (b) Fixed Charges, for each fiscal period of the Company for which such ratio is determined, from the date of determination for which such calculation is required to the date of maturity of the Notes of such series for which the ratio is determined, prepared by the Company in good faith based upon assumptions consistent in all material respects with the Company’s and its Subsidiaries’ historical operating results and the Company’s good faith projections of future revenues and expenses, Indebtedness and future distributions in light of the then existing or reasonably expected regulatory and market environment in the market in which the Company and its Subsidiaries operate. For purposes of determining the Projected Cash Flow Coverage Ratio for any period, variable rate payments on Indebtedness (including under any Derivative Agreement) during such period will be assumed to accrue at a rate equal to the higher of (i) the rate in effect on the date of determination of the Projected Cash Flow Coverage Ratio and (ii) the average applicable rate that was in effect under such Indebtedness during the 12 months preceding such date of determination or, if the Indebtedness was not outstanding or the Derivative Agreement was not effective during the 12 months preceding such date of determination, the rate that would have been in effect during such period as determined on a reasonable basis by the Company. Whenever this Indenture provides for the determination of a Projected Cash Flow Coverage Ratio for a specified period, the Projected Cash Flow Coverage Ratio will be set forth in an Officers’ Certificate filed with the Trustee, accompanied by pro forma financial statements for such period, stating that, based upon reasonable investigation and review, the Projected Cash Flow Coverage Ratio is based on the criteria set forth in the preceding sentence, as certified in an Officers’ Certificate of the Company to the Trustee.
          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
          “Purchase Money Indebtedness” of any Person means any obligations of such Person or any of its subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.
          “Purchased Intercompany Debt” means subordinated notes issued by American Ref-Fuel Company of Hempstead, American Ref-Fuel Company of Essex County, American Ref-Fuel Company of Niagara, L.P. and American Ref-Fuel Company of Southeastern Connecticut, as set forth on Schedule B to this Indenture.
          “QIB” shall have the meaning given to such term in Section 2.8 hereof.
American Ref-Fuel Company LLC Indenture

          “Rating Agencies” means Moody’s and S&P or another nationally recognized statistical rating organization of similar standing if any of the foregoing corporations are no longer in the business of rating the securities of the Company.
          “Recourse Debt” means (i) the Company’s Indebtedness for which the Company is directly obligated, and (ii) the Company’s guarantees of the Indebtedness of any Person.
          “Redemption Date” has the meaning set forth in Section 5.3.
          “Redemption Price” means, with respect to any Note Outstanding on any Redemption Date, an amount equal to the principal amount of such Note Outstanding on such date, plus interest accrued and unpaid to but excluding such Redemption Date.
          “Refinancing Indebtedness” means any refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.8 of this Indenture (other than pursuant to clauses (b), (d) and (f) of Section 4.8) reduced by the amount of any scheduled amortization payments or mandatory prepayments actually paid or permanent reductions thereon, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced; provided that (x) if such Indebtedness being refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being refinanced and (z) no Intercompany Loans may be refinanced under this definition of Refinancing Indebtedness.
          “Registered Depositary” means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.
          “Regular Record Date”, for any Note of a series for the Scheduled Payment Date of any installment of principal thereof or payment of interest thereon, means the 15th day (whether or not a Business Day) next preceding such Scheduled Payment Date, or any other date specified for such purpose in the form of Note of such series attached to the Series Supplemental Indenture relating to the Notes of such series.
          “Regulation S” means Regulation S promulgated under the Securities Act, as amended and in effect from time to time and any successor regulation.
          “Related Person” has the meaning set forth in Section 16.1.
American Ref-Fuel Company LLC Indenture

          “Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject.
          “Restricted Payments” means (a) distributions by the Company on, or in respect of, its Equity Interests (in cash, securities, property or obligations) and (b) other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, (i) Subordinated Indebtedness or (ii) any Equity Interest in the Company, or any subsidiary of the Company that is not wholly owned by the Company, or of any warrants, options or other rights to acquire any such Equity Interest.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
          “Revenues” means, with respect to the Company, for any period, the sum of all revenues of the Company in respect of its operations under any contract or agreement or otherwise.
          “Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.
          “S&P” means Standard & Poor’s Ratings Group or any successor thereto.
          “Scheduled Payment Date” means, with respect to any Note of a series or any installment of principal thereof or payment of interest thereon, the date specified in such Note (or in the Series Supplemental Indenture relating to such series) as the fixed date on which such Note or such installment of principal or payment of interest is due and payable.
          “SEC” means the Securities and Exchange Commission of the United States.
          “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.
          “Security Agreement” means the Amended and Restated Security Agreement, Pledge and Assignment, dated as of May 1, 2003 among the Company, as grantor, Citibank, N.A, as exiting collateral agent and the Collateral Agent.
          “Security Register” has the meaning set forth in Section 2.8.
          “Security Registrar” means any Person acting as Security Registrar pursuant to Sections 2.8 and 8.11.
American Ref-Fuel Company LLC Indenture

          “Senior Debt” means the Company’s Indebtedness under the Notes or any other Indebtedness (whether secured or unsecured) that ranks equal with the Notes.
          “Senior Notes Debt Service Reserve Account” means the account of such name established and maintained in accordance with Section 6.1.
          “Senior Notes Debt Service Reserve Requirement” means, as of any time an amount that shall equal the greater of (a) 50% of the next twelve months’ interest expense and scheduled principal repayment or (b) 100% of the next six months’ interest expense and scheduled principal repayment, on the Notes that have the benefit of the Senior Notes Debt Service Reserve Account.
          “Series Supplemental Indenture” means any indenture supplemental to this Indenture entered into by the Company and the Trustee which establishes, in accordance with this Indenture, the title, form and terms of the Notes of one or more series; and “Series Supplemental Indentures” means each and every Series Supplemental Indenture.
          “Shared Collateral Account” means the account of such name established and maintained in accordance with Section 6.5.
          “Shared Collateral Account Requirement” means an amount that shall initially on the Issue Date equal 50% of all amounts payable by the Company as interest expense, commitment fees and letter of credit fees, mandatory scheduled payments (whether designated as payments or prepayments) and principal and sinking fund payments in respect of Recourse Debt of the Company (other than payments on the Notes or under the Bank Credit Facility) during the next succeeding four fiscal quarters of the Company.
          “Significant Affiliate” means each Subsidiary or other Affiliate of the Company (i) in which the Company’s direct and indirect equity in the assets of which represents at least 10% of the consolidated assets of the Company and its subsidiaries or (ii) in which the Company’s direct and indirect equity in the EBITDA from which exceeds 10% of the EBITDA of the Company and its consolidated subsidiaries (measured in each case on a pro forma basis for the most recently completed fiscal year).
          “Special Record Date” for the payment of any defaulted principal or interest means a date fixed by the Trustee pursuant to Section 2.10.
          “Subordinated Indebtedness” means any of the Company’s Indebtedness that is subordinated in rights and remedies to Senior Debt.
          “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a
American Ref-Fuel Company LLC Indenture

subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).
          “Tax” means, with respect any Person, any tax (whether income, gross receipts, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed (or, with respect to any supplemental indenture, the date as of which such supplemental indenture was executed).
          “Trustee” means the person named as the “Trustee” in the first paragraph of this Indenture and its successors and assigns, and any corporation resulting from or surviving any consolidation or merger to which it or its successors and assigns may be a party, or any successor to all or substantially all of its corporate trust business, provided that any such successor or assign or surviving corporation shall be eligible for appointment as trustee pursuant to Section 8.7, until a successor Trustee shall have become the Trustee hereunder pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other jurisdiction the laws of which control the creation or perfection of security interests under the Collateral Documents.
          “United States” means the United States of America.
          “Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than Subsidiaries of the Company on the Issue Date) that at the time of determination shall be designated an Unrestricted Subsidiary by the Company’s Board of Directors but only to the extent that such Subsidiary:
     (a) has no Indebtedness or other obligations for which the Company has any obligation to make payment or otherwise support;
     (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (c) is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
American Ref-Fuet Company LLC Indenture

     (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Company’s Restricted Subsidiaries;
provided that a Subsidiary shall not fail to constitute an Unrestricted Subsidiary solely because the Company or any Restricted Subsidiary has (i) agreed to maintain a minimum equity ownership of such Subsidiary or (ii) agreed to use “good industry practices” with regard to their control of such Subsidiaries’ activities.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
          SECTION 1.3 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee that the Trustee take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
American Ref-Fuel Company LLC Indenture

     With the delivery of this Indenture, the Company is furnishing to the Trustee, and from time to time thereafter may furnish, an Officers’ Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives of the Company. Until the Trustee receives a subsequent Officers’ Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers’ Certificate delivered to it for purposes of determining the Authorized Representatives of the Company.
          SECTION 1.4 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.
          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 1.5 Notices, Etc. to Trustee. Any Act of Holders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

Trustee:	Wachovia Bank, National Association
21 South Street
Morristown, NJ 07690

Attention: Paul O’Brien

Telecopier No.: 973-682-4531
Telephone No.: 973-898-7168
American Ref-Fuel Company LLC Indenture

With Copies to:	McCarter & English
300 Park Avenue
New York, NY 10022

Attention: Peter Twombly, Esq.

Telecopier No.: 212-609-6921
Telephone No.: 212-609-6800

Company:	American Ref-Fuel Company LLC
155 Chestnut Ridge Road
Montvale, NJ 07645

Attention: Joanne Pagliuca

Telecopier No.: 201-690-4836

With Copies to:	LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, NY 10019

Attention: Brian Betancourt, Esq.

Telecopier No.: 212-424-8500
Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.
          SECTION 1.6 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.
American Ref-Fuel Company LLC Indenture

          SECTION 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed, for purposes of this Indenture, to be so modified or excluded, as the case may be.
          SECTION 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.9 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.
          SECTION 1.10 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 1.12 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
          SECTION 1.13 Legal Holidays. In any case where the Redemption Date or the Scheduled Payment Date of any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal, and/or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the Scheduled Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Series Supplemental Indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Scheduled Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.
American Ref-Fuel Company LLC Indenture

          SECTION 1.14 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
ARTICLE 2
THE NOTES
          SECTION 2.1 Form of Note to Be Established by Series Supplemental Indenture. The Notes of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5 hereof) established in the Series Supplemental Indenture relating to the Notes of such series.
          SECTION 2.2 Form of Trustee’s Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:
          This Note is one of the Notes referred to in the within-mentioned Indenture.

as Trustee

By

Authorized Signatory
Dated:

          SECTION 2.3 Amount; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, provided that this Section 2.3 shall not be deemed to in any way supersede the restrictions set forth in Section 4.8.
          The Notes may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Notes of any series:
     (a) the title of the Notes of such series (which shall distinguish the Notes of such series from all other Notes) and the form or forms of Notes of such series;
     (b) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 2.7, 2.8, 2.9, 5.6 or 11.6 and except for Notes that, pursuant to the last paragraph of Section 2.4 hereof, are deemed never to have been authenticated and delivered hereunder);
American Ref-Fuel Company LLC Indenture

     (c) the date or dates on which the principal of the Notes of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Notes of such series shall be dated, if other than as provided in Section 2.13(a);
     (d) the rate or rates at which the Notes of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.13(b);
     (e) if other than as provided in Section 8.11, the place or places where (i) the principal of, premium, if any, and interest on Notes of such series shall be payable, (ii) Notes of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Notes of such series and this Indenture may be served;
     (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of such series may be redeemed, in whole or in part, at the option of the Company;
     (g) the obligation, if any, of the Company to redeem, purchase or repay Notes of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the periods or periods within which and the terms and conditions upon which Notes of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
     (h) if other than in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Notes of such series shall be issuable;
     (i) the restrictions or limitations, if any, on the transfer or exchange of the Notes of such series including, without limitation, with respect to Notes to be sold outside of the United States pursuant to Regulation S or any other exemption from registration under the Securities Act;
     (J) the obligation, if any, of the Company to file a registration statement with respect to the Notes of such series or to exchange the Notes of such series for Notes registered pursuant to the Securities Act;
     (k) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Notes of such series, if other than as set forth herein;
American Ref-Fuel Company LLC Indenture

     (1) any addition to or change in the Events of Default which applied to any such Notes of such series and any change in the right of the Trustee or the requisite Holders of such series to declare the principal amount thereof due and payable pursuant to Section 7.2 hereof, and any addition to or change in the covenants set forth in Article IV which applies to the Holders of such series;
     (m) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and
     (n) if applicable, CUSIP Numbers with respect thereto.
          SECTION 2.4 Authentication and Delivery of Notes. Subject to Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Company Order, without any further action by the Company. No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered thereunder. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon:
     (a) an executed Series Supplemental Indenture with respect to the Notes of such series;
     (b) an Officers’ Certificate of the Company (i) certifying as to Board Resolutions of the Company by or pursuant to which the terms of the Notes of such series were established, (ii) certifying that all conditions precedent under this Indenture to the Trustee’s authentication and delivery of such Notes have been complied with and (iii) certifying that the terms of the Notes of such series are not inconsistent with the terms of this Indenture as then and theretofore supplemented;
     (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Notes have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture and (ii) the Notes of such series, when authenticated and made available for delivery by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and
American Ref-Fuel Company LLC Indenture

     (d) such other documents and evidence with respect to the Company as the Trustee may reasonably request.
          Prior to the authentication and delivery of a series of Notes, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.
          Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued or sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.
          SECTION 2.5 Form. The Notes of each series shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Notes of any such series are to be listed (if any) or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Company or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.
          The Notes may be issued in the form of (a) definitive certificated Notes in physical form (“Certificated Notes”) or (b) one or more Global Notes. Certificated Notes shall be registered in the name or names of such Persons and for the principal amounts as the Company may request. Notes issued in the form of a Global Note shall be registered in the name of the Registered Depositary or its nominee and shall represent the beneficial interests of Persons purchasing the Notes. In the event any of the Notes are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Notes in transactions complying with Rule 144A under the Securities Act. The Trustee, as custodian (“Custodian”), will act as custodian of each Global Note for the Registered Depositary or appoint a sub-custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of the Global Note, it shall be considered the Holder of the Notes represented thereby for all purposes hereunder and under the Global Note. None of the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in the Global Note. Interests in the Global Note shall be transferred on the Registered Depositary’s book-entry settlement system.
          SECTION 2.6 Execution of Notes. The Notes shall be executed on behalf of the Company by one or more of its Authorized Representatives. The signature of any such officer on the Notes may be manual or facsimile.
          Notes bearing the manual or facsimile signatures of any individual who was, at the time such signature was affixed, the proper officer of the Company shall bind the Company,
American Ref-Fuel Company LLC Indenture

notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          SECTION 2.7 Temporary Notes. Pending the preparation of definitive Notes of any series pursuant to Section 2.8, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representative executing such Notes may determine, as evidenced by their execution of such Notes.
          If temporary Notes of any series are issued, the Company will cause definitive Notes of such series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Notes of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.
          SECTION 2.8 Registration; Restrictions on Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Security Registrar a register which, subject to such reasonable regulations as the Company may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the “Security Register”. The Trustee is hereby appointed the initial Security Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Security Registrar, the Company shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Security Registrar.
          If a Person other than the Trustee is appointed by the Company as Security Registrar, the Company will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.
          (b) Unless otherwise provided in a Series Supplemental Indenture, any Global Note shall be exchanged for Certificated Notes, without coupons, and delivered to and registered in the name of Persons named by the Registered Depositary, rather than to the nominee for the Registered Depositary, if (i) the Company advises the Trustee in writing that the Registered Depositary is no longer willing or able to discharge properly its responsibilities as Registered
American Ref-Fuel Company LLC Indenture

Depositary with respect to the Notes, or that the Registered Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, and the Company is unable to appoint a qualified successor within 60 days thereafter (ii) the Company, at its option, elects to terminate the book-entry system through the Registered Depositary with respect to the Notes and cause issuance of Certificated Notes or (iii) after the occurrence and continuation of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Notes of more than 50% of the Notes represented by a Global Note advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to such Notes is no longer in such owners’ best interests.
          Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, by forwarding any notice received from the Company to the Registered Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Note through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of Certificated Notes. Upon surrender by the Registered Depositary of the Global Note and receipt of instructions for re-registration, the Security Registrar will exchange such Global Note for an equal aggregate principal amount of Certificated Notes in the name or names of the beneficial owners (or any nominee) thereof and cause the same to be delivered thereto.
          Neither the Company nor the Trustee will be liable for any delay by the Registered Depositary or any participant or indirect participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and will be protected in relying on, instructions from the Registered Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).
          Any Note issued or transferred to an institutional accredited investor which is not a “qualified institutional buyer” (as defined in Rule 144A; a “QIB”) will be issued as a Certificated Note.
          After the expiration of the Distribution Compliance Period pursuant to Regulation S of the Securities Act applicable to such securities, at the option of the beneficial owner, beneficial interests in Global Notes of any series may be exchanged in whole or in part for Certificated Notes of the same series to be registered in the name of such beneficial owner, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon prior written notice to the Trustee by or on behalf of the Registered Depositary and surrender of the Notes to be exchanged at any office or agency maintained for such purpose pursuant to Section 8.11. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the beneficial owner making the exchange is entitled to receive. The Company shall execute and deliver to the Trustee, on the Issue Date and from time to time thereafter, for safekeeping and subsequent authentication, a stock of definitive registered Certificated Notes of each series in such quantities as the Company, after consultation with the Trustee, determines to be sufficient to permit the issuance of Certificated Notes and the exchanges contemplated by this Section.
American Ref-Fuel Company LLC Indenture

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture and, if any, the Collateral Documents, as the Notes surrendered upon such registration of transfer or exchange.
          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
          No service charge shall be required of any Holders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.7, 5.6 or 11.6 not involving any transfer.
          The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Note of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of such series selected for redemption under Section 5.2 and ending at the close of business on the day of such mailing or (b) to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.
          SECTION 2.9 Mutilated, Destroyed, Lost and Stolen Notes. If (a) any mutilated or defaced Note is surrendered to the Trustee, or the Company and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Company, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Security Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same series and of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Company or the Trustee in connection therewith.
          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is imminently due to become due and payable, the Company, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Note, pay such Note.
American Ref-Fuel Company LLC Indenture

          Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.
          Every new Note issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture and the other Collateral Documents equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 2.10 Payment of Principal and Interest; Principal and Interest Rights Preserved. Principal or interest on any Note that is payable, and punctually paid or duly provided for, on any Scheduled Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Notes of any series shall be made at the Place of Payment, or by check or in another manner or manners if so provided in the Series Supplemental Indenture relating to such series of Notes, except for the final installment of principal payable with respect to a Note, which shall be payable as provided in Section 5.5 (in the case of Notes redeemed) or payable upon presentation and surrender of such Note at the Place of Payment.
          Any principal of or interest on any Note of any series that is payable, but is not punctually paid or duly provided for, on any Scheduled Payment Date of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest may be paid by the Company, at its election in each case, as provided in paragraph (a) or paragraph (b) below:
     (a) The Company may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Note of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements acknowledged by the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall
American Ref-Fuel Company LLC Indenture

not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Security Registrar of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Note of such series at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).
     (b) The Company may make, or cause to be made, payment of any defaulted principal or interest (together with other amounts payable with respect to such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes in respect of which principal or interest is in default may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Trustee.
          Subject to the foregoing provisions of this Section 2.10, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
          SECTION 2.11 Persons Deemed Owners. Subject to Section 2.10, prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary.
          SECTION 2.12 Cancellation. All Notes surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever. All Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its standard policy.
American Ref-Fuel Company LLC Indenture

          SECTION 2.13 Dating of Notes; Computation of Interest. (a) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Notes, each Note of such series shall be dated the date of its authentication.
          (b) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Notes, interest on the Notes of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
          SECTION 2.14 Source of Payments Limited; Rights and Liabilities of the Company. All payments of principal and premium, if any, and interest to be made in respect of the Notes and this Indenture shall be made only from the payments from the revenues of the Company, the Collateral and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Note, agrees that (a) it will look solely to the revenues of the Company, the Collateral and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) none of the Members, or any of their respective past, present or future shareholders, partners, officers or directors or other related Persons (other than the Company), or the Trustee shall be personally or otherwise liable to any Holder, nor shall any of the Members, or any of their respective past, present or future members, partners, officers or directors or other related Persons (other than the Company), be personally or otherwise liable to the Trustee, for any amounts payable under any Note or for any liability under this Indenture or any other Financing Document, except as provided therein, and (c) recourse shall be otherwise limited in accordance with Section 16.1.
          SECTION 2.15 Allocation of Principal and Interest. Except as otherwise provided in Section 5.6, each payment of principal of and premium, if any, and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest on such Note (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, second, to the payment of the principal amount of and premium, if any, on such Note then due (including any overdue installment of principal) thereunder, and third, the balance, if any, to the payment of the principal amount of such Note remaining unpaid.
          SECTION 2.16 Parity of Notes. All Notes of a series issued and outstanding hereunder shall rank on a parity with each other Note of the same series and with all Notes of each other series. Except as provided in a Series Supplemental Indenture and the Collateral Documents, each Note of a series shall be secured equally and ratably by this Indenture and the other Collateral Documents with each other Note of the same series and with all Notes of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise and each Note of a series shall be entitled to the same benefits and security in this Indenture and the other Collateral Documents as each other Note of the same series and with all Notes of each other series.
          SECTION 2.17 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or
American Ref-Fuel Company LLC Indenture

as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
APPLICATION OF PROCEEDS
FROM SALE OF NOTES
          SECTION 3.1 Application of Proceeds from Sale of Notes. Promptly upon receipt by the Company of the proceeds from the sale of Notes, the Company shall apply such proceeds as required by the terms, if any, of the Series Supplemental Indenture pursuant to which they were issued.
ARTICLE 4
COVENANTS OF THE COMPANY
          The Company hereby covenants and agrees that so long as this Indenture is in effect and any Notes remain Outstanding, except as provided in a Series Supplemental Indenture with respect to Notes issued thereunder:
          SECTION 4.1 Payment of Principal, Premium and Interest. The Company shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on each of the Notes at the time and place and in the manner provided in the Notes and this Indenture.
          SECTION 4.2 Financial Statements and Other Information. For so long as the Notes are Outstanding, the Company shall furnish to the Trustee:
     (a) within 90 days after the end of the Company’s fiscal year, the Company’s audited consolidated balance sheet and related statements of operations, shareholders’ or members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Company’s independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the Company’s and its subsidiaries’ financial condition and results of operations on a consolidated basis in accordance with accounting principles generally accepted in the United States of America, consistently applied;
     (b) within 60 days after the end of each of the first three quarters of the Company’s fiscal year, the Company’s unaudited consolidated balance sheet and related statements of operations, shareholders’ or members’ equity and cash flows, setting forth in
American Ref-Fuel Company LLC Indenture

each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an authorized representative of the Company as presenting fairly in all material respects the Company’s and its subsidiaries’ financial condition and results of operations on a consolidated basis in accordance with accounting principles generally accepted in the United States of America, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section 4.2, an officer’s certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer (i) certifying as to whether, to the best knowledge of the signer thereof, a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in generally accepted accounting principles or in the application thereof has occurred since the date of the most recent prior audited financial statements delivered pursuant to clause (a) of this Section 4.2 or delivered to Holders on or prior to the closing date of the issuance of the Notes, as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies, if any, of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by the Company to Members generally, as the case may be;
     (e) promptly after receiving notice of the same, notice of any material litigation or material governmental or environmental proceedings against the Company; and
     (f) promptly following any request therefor, such other information regarding the Company’s operations, business affairs and financial condition, or compliance with the terms of this Indenture and the other Financing Documents, as the Trustee or Majority Holders of any series of Notes may reasonably request.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          SECTION 4.3 Existence; Conduct of Business, (a) So long as any Notes are Outstanding, the Company shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Company’s existence as a limited liability company organized under the laws of the United States or a political subdivision thereof and all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses,
American Ref-Fuel Company LLC Indenture

permits, privileges and franchises material to the conduct of the Company’s business as then conducted; provided that the foregoing will not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.12(a).
          SECTION 4.4 Compliance with Laws and Contractual Obligations. The Company shall comply and shall cause each of its Subsidiaries to comply with all laws, rules, regulations and orders of any governmental authority (including Environmental Laws and ERISA matters) and all contractual obligations applicable to the Company or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          SECTION 4.5 Maintenance of Properties; Insurance The Company shall and shall cause each of its Subsidiaries to (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this covenant will prevent the Company from disposing of any asset (subject to compliance with Section 4.10 and 4.12) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Company, in good faith, desirable in the conduct of the Company’s business and could not reasonably be expected to have a Material Adverse Effect on the Company; and (b) maintain, with financially sound and reputable insurance companies, insurance with respect to the Operating Facilities in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          SECTION 4.6 Payment of Taxes and Claims. The Company shall and shall cause each of its Subsidiaries to pay its obligations, including tax liabilities, before they become delinquent or in default unless they are then the subject of a Good Faith Contest or except where nonpayment could not reasonably be expected to have a Material Adverse Effect.
          SECTION 4.7 Books and Records; Inspection Rights. The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Company’s business and activities. The Company will permit the Trustee or its representative, upon reasonable prior notice, to visit and inspect the Company’s properties, to examine and make extracts from the Company’s books and records, and to discuss the Company’s affairs, finances and condition with the Company’s officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.
          SECTION 4.8 Indebtedness. The Company shall not, and shall not permit its Restricted Subsidiaries to create, incur or assume any Indebtedness other than (without duplication) (a) the Notes issued on the Issue Date; (b) Indebtedness under the Bank Credit Facility; provided, that such Indebtedness, consisting on the Issue Date of revolving credit loans and letters of credit and other similar instruments (with letters of credit deemed to have a principal amount outstanding equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), shall not at any time exceed $75,000,000 in aggregate outstanding principal amount; (c) Indebtedness existing on the Issue Date (other than pursuant to clauses (a) and (b) of this Section); (d) Purchase Money Indebtedness not exceeding the cost of the property being financed with such Indebtedness and that does not extend to any property
American Ref-Fuel Company LLC Indenture

other than the property being financed; (e) Indebtedness incurred in the ordinary course of business not exceeding $5,000,000 in the aggregate; (f) Intercompany Loans; (g) Refinancing Indebtedness; (h) Indebtedness of the Company or its Restricted Subsidiaries under Derivative Agreements; (i) additional unsecured Indebtedness of the Company that constitutes Permitted Subordinated Indebtedness; (j) Indebtedness incurred in connection with any modification of any of the Operating Facilities required in connection with compliance with applicable laws; provided that, in the case of this clause (j) at the time such additional Indebtedness is incurred, the Projected Cash Flow Coverage Ratio for each fiscal year from the time of such modification until maturity of the Notes of the series for which such ratio is being calculated is equal to or greater than 1.1 to 1.0; (k) any other Indebtedness; provided, that, in the case of Indebtedness incurred pursuant to this clause (k), (1) the Projected Cash Flow Coverage Ratio of the Company for each fiscal year from the time of the incurrence of such Indebtedness until maturity of the Notes of the series for which such ratio is being calculated is equal to or greater than 2.25 to 1.00, as certified to the Trustee in a certificate of the Independent Engineer, (2) the additional Indebtedness to be incurred does not and is not expected to result in a Material Adverse Effect, as certified to the Trustee in an Officers’ Certificate and (3) the Company has delivered to the Trustee written confirmation from the Rating Agencies that the issuance of such Indebtedness will not result in a downgrade of the then current ratings on the Notes of any series entitled to the benefit of the Collateral; and (1) project Indebtedness that is Non-Recourse Debt and that relates to any new acquisition or development with respect to activities not prohibited by Section 4,12(b) hereof. Notwithstanding the foregoing sentence, the Company or any Restricted Subsidiary may create, incur or assume any Indebtedness if prior to the time any such Indebtedness is incurred, the Company has delivered to the Trustee written confirmation from the Rating Agencies that, taking into account the issuance of such Indebtedness, the ratings on the Notes would be at least as high as the ratings on the Initial Notes on the Issue Date.
          SECTION 4.9 Liens. The Company shall not create, incur, assume or permit to exist any Lien of any kind upon any of the Company’s property or assets whether now owned or hereafter acquired, other than Permitted Liens, unless the Company provides that the Notes will be secured equally and ratably with, or prior to, such Liens.
          SECTION 4.10 Prohibition on Sale of Assets. The Company shall not and shall cause each of its Subsidiaries not to sell, lease or otherwise dispose of any assets other than (a) sales, leases and dispositions in the ordinary course of business; (b) any sales or dispositions of surplus, obsolete or worn-out equipment; (c) sales of properties and assets as an entirety as described under Section 4.12; (d) sales of assets to comply with governmental regulations; (e) sales of Unrestricted Subsidiaries; (f) sales of assets the Net Cash Proceeds from which are used to repay Indebtedness as described under Section 5.2; (g) any other sale, lease or other disposition; provided, in each case, that after giving effect to such sale, lease or disposition, such sale, lease or disposition will not result in a Material Adverse Effect; and (h) sales, leases or other dispositions of assets in connection with which the Rating Agencies have affirmed the ratings on the Notes (following public announcement of such sale, lease or other disposition and following such sale, lease or other disposition) to be at least as high as the ratings on the Initial Notes on the Issue Date.
American Ref-Fuel Company LLC Indenture

          SECTION 4.11 Modifications of Certain Documents. Without the prior consent of the Trustee or the Majority Holders of any series of Notes affected thereby, the Company shall not agree or consent to any termination, modification, supplement, replacement or waiver of any Financing Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect.
          SECTION 4.12 Prohibition on Fundamental Changes. (a) Mergers, Consolidations, Disposal of Assets, Etc. The Company shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Company, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Company’s assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that the Company may merge with, or transfer all or substantially all of the Company’s assets to, another Person if: (a) no Default or Event of Default has occurred or is continuing before or after the transaction; and (b) the Company is the surviving entity or the surviving entity is a person organized under the laws of the United States or a state thereof or is allowed to conduct business in the United States and assumes all Indenture and other relevant Financing Document obligations, and after giving effect to the transaction, no Default or Event of Default has occurred and no Material Adverse Effect has occurred.
     (b) Lines of Business. The Company and its Restricted Subsidiaries shall not engage to any material extent in any business other than the business of, or invest in a business not engaged principally in, the development, ownership or operation of electric power generating facilities, waste-to-energy facilities, cogeneration facilities, waste handling and disposal and businesses and operations related thereto (including power and waste marketing).
          SECTION 4.13 Maintenance of Tax Status. The Company shall not voluntarily take any action to cause the Company to be subject to taxation as a separate entity for federal income tax purposes.
          SECTION 4.14 Restricted Payments. The Company shall not make, or agree to pay or make, directly or indirectly, any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; (b) the Debt Service Reserve Account(s) are funded up to the amounts required by this Indenture; (c) the Cash Flow Coverage Ratio for the preceding rolling four fiscal quarters for which the Company has financial statements available is equal to or greater than 1.75 to 1.00; (d) the Projected Cash Flow Coverage Ratio for the succeeding rolling four fiscal quarters of the Company (beginning with the fiscal quarter in which such Restricted Payment is proposed) is equal to or greater than 1.75 to 1.00 and (e) the Company certifies to the Trustee that a Material Adverse Effect will not occur as a result of making such Restricted Payment.
          SECTION 4.15 Equity Contribution Agreement. The Company shall cause the Equity Contribution Agreement to remain in full force and effect; provided that the foregoing will not prohibit the Equity Contribution Agreement not remaining in full force and effect if the rating assigned to the Notes by S&P and Moody’s is not downgraded from the rating assigned to
American Ref-Fuel Company LLC Indenture

the Initial Notes on the Issue Date by either S&P or Moody’s as a result of (whether solely or in combination with other events) the Equity Contribution Agreement not being in full force and effect.
          SECTION 4.16 Rule 144A Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company shall promptly furnish to such holder or to a prospective purchaser of a Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such holder.
          SECTION 4.17 Additional Collateral. If after the Issue Date, the Company shall directly or indirectly create, form, acquire, incorporate or otherwise permit to exist any Subsidiaries that were not in existence on the Issue Date, the Company shall, and shall cause each of the Restricted Subsidiaries that, directly or indirectly, hold any Equity Interests in any such Subsidiary to, (a) execute and file, as applicable, any and all further Collateral Documents and other instruments required under applicable law, as shall be necessary to effectuate a first- priority Lien, subject only to Permitted Liens, upon all Equity Interests the Company or any of Restricted Subsidiaries hold in such Subsidiary, for the benefit of the holders of Notes, unless such Lien cannot be effectuated under applicable law and (b) deliver an opinion of counsel reasonably satisfactory to the Trustee that such Collateral Documents are valid, binding and enforceable obligations; provided, that this covenant shall not apply to (i) any Equity Interests in any Subsidiary with Excess Cash Flow of less than $2,000,000 in each of its fiscal years, (ii) that portion of such Equity Interests that are subject to a Lien at the time of any creation, acquisition, or incorporation of any Subsidiary and which Liens were not created in contemplation of a Person becoming a Subsidiary of the Company or (iii) any Equity Interests that secure Non-Recourse Debt.
ARTICLE 5
REDEMPTION OF NOTES
          SECTION 5.1 Optional Redemption; Redemption Price. The Company at its option, may, at any time, redeem the Notes of any series, in whole or in part at the Redemption Price plus any premium set forth in the related Series Supplemental Indenture. Redemption of Notes of any series shall be made in accordance with the terms of such Notes and, to the extent that this Article does not conflict with such terms, the succeeding sections of this Article.
          SECTION 5.2 Mandatory Redemption; Selection of Notes to Be Redeemed; Redemption Price.
          (a) Unless otherwise provided in a Series Supplemental Indenture, Outstanding Notes shall be redeemed in whole or in part in accordance with this Section 5.2(a), prior to maturity, at the Redemption Price if the Company or any of its Subsidiaries receive Net Cash Proceeds from (a) the sale of assets held directly or indirectly by the Company or its
American Ref-Fuel Company LLC Indenture

Restricted Subsidiaries, other than in the ordinary course of business or (b) any (i) condemnation or casualty loss or damage or other governmental taking of any of the Company’s assets or those of the Restricted Subsidiaries, or (ii) restructuring of power, steam sales, waste processing or disposal service, or other material contracts, in either case of (a) or (b) above in any transaction or series of related transactions in excess of $5,000,000 unless either: (1) all of the Net Cash Proceeds the Company received by virtue of (a) and (b) above are reinvested or segregated for reinvestment in the same or a related line of the Company’s business within 270 days of receipt of such Net Cash Proceeds or (2) the Company certifies to the Trustee in an Officers’ Certificate that such sale of assets and/or extraordinary events referred to in (a) and/or (b) above, as the case may be, could not reasonably be expected to have a Material Adverse Effect at the time of such sale or event and following the application of the proceeds thereof.
          Any such redemption will be on a pro rata basis between the Notes required to be redeemed and amounts required to be paid under the Bank Credit Facility due to such sale or event and, with respect to the Notes to be redeemed, shall be paid on a pro rata basis.
          (b) Upon any redemption of the Notes in accordance with this Section 5.2, the scheduled principal amortization of the Notes of a series shall be reduced by an amount equal to the product of (x) the scheduled principal amortization of the Notes of such series then in effect multiplied by (y) a fraction, the numerator of which is equal to the principal amount of the Outstanding Notes of such series to be redeemed and the denominator of which is the principal amount of the Outstanding Notes of such series immediately prior to such redemption.
          (c) Except as otherwise specified in the Series Supplemental Indenture relating to the Notes of a series, if less than all the Notes of such series are to be redeemed pursuant to Section 5.2(a), the Notes of such series shall be redeemed ratably by the Trustee from the Outstanding Notes of such series not previously called for redemption in whole.
          (d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that has been or is to be redeemed.
          SECTION 5.3 Election or Requirement to Redeem: Notice to Trustee. The requirement or election of the Company to redeem any Notes shall be evidenced by a Company Order. If the Company has elected or is required to redeem any Notes, the Company shall, at least 30 days but not more than 60 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 5.4 hereof (unless a shorter period shall be satisfactory to the Trustee), deliver to the Trustee a Company Order specifying the date on which such redemption shall occur (the “Redemption Date”) as determined in accordance with this Article 5, the series and principal amount of Notes to be redeemed and evidence that the moneys necessary for such redemption will be delivered to the Trustee not later than the Business Day prior to the Redemption Date. Upon receipt of any such Company Order with respect to a mandatory redemption, the Trustee shall establish a non-interest bearing special purpose trust account (the “Mandatory Redemption Account”) into which shall be deposited by the Company not later than one Business Day prior to the Redemption Date, immediately available amounts to be held by the Trustee and applied to the redemption of such Notes. As
American Ref-Fuel Company LLC Indenture

collateral security for the prompt and complete payment and performance when due of all its obligations with respect to the Notes and under this Indenture, the Company has pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Holders a Lien on and security interest in and to the Mandatory Redemption Account. The Mandatory Redemption Account shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee. In the case of any optional redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate and Opinion of Counsel evidencing compliance with such, restriction.
          SECTION 5.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Notes of a series to be redeemed, notice of redemption shall be given to the Holders of Notes of such series to be redeemed at least 30 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days prior to the Redemption Date. All notices of redemption shall state:
     (a) the Redemption Price;
     (b) the Redemption Date;
     (c) if less than all of the Outstanding Notes of any series are to be redeemed, the portion of the principal amount of each Note of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;
     (d) that on the Redemption Date, interest thereon will cease to accrue on and after said date;
     (e) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price; and
     (f) that the deposit by the Company with the Trustee of an amount of immediately available funds to pay the Notes to be redeemed in full is a condition precedent to the redemption.
          Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          SECTION 5.5 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Redemption Date become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, an amount in respect of such Note or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Note the Scheduled Payment Date of which is on or prior to the
American Ref-Fuel Company LLC Indenture

Redemption Date shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.10.
          SECTION 5.6 Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.
ARTICLE 6
DEBT SERVICE RESERVE ACCOUNTS
SECTION 6.1 Senior Notes Debt Service Reserve Account.
          (a) Establishment of the Senior Notes Debt Service Reserve Account. The Company hereby establishes with the Trustee at the Trustee’s Corporate Trust Office a special, segregated and irrevocable collateral account (the “Senior Notes Debt Service Reserve Account”). The Senior Notes Debt Service Reserve Account shall be maintained at all times until none of the Notes created by this Indenture, the First Supplemental Indenture and any other Series Supplemental Indenture (unless each Series Supplemental Indenture in respect of Notes that remain Outstanding provides that Notes of a series under such Series Supplemental Indentures shall not be entitled to share in the Collateral constituting the Senior Notes Debt Service Reserve Account) remain Outstanding. All amounts from time to time held in the Senior Notes Debt Service Reserve Account shall be held in the name of the Trustee for the benefit of the Holders entitled to such Collateral. Except as expressly provided in this Indenture, the Company shall not have any right to withdraw funds from the Senior Notes Debt Service Reserve Account. All amounts on deposit in the Senior Notes Debt Service Reserve Account shall constitute a part of the Collateral and shall not constitute payment of any Notes until applied for such payment as provided in this Indenture. The Company hereby irrevocably authorizes the Trustee to withdraw funds from the Debt Service Reserve Account in accordance with this Section 6.1.
          (b) Deposits in Senior Notes Debt Service Reserve Account.
     (i) On the Issue Date and within 30 days following the end of each fiscal quarter following the Issue Date, the Company shall deposit in the Senior Notes Debt Service Reserve Account (A) cash; (B) Cash Equivalents; (C) one or more Debt Service Reserve Letters of Credit or (D) any combination thereof in an amount equal to the
American Ref-Fuel Company LLC Indenture

amount necessary to satisfy the then applicable Senior Notes Debt Service Reserve Requirement.
     (ii) The amount on deposit in the Senior Notes Debt Service Reserve Account, shall, at any time be deemed to be equal to the aggregate amount of cash on deposit therein at such time, plus the aggregate fair market value of all Permitted Investments on deposit therein at such time, plus the amount available to be drawn or demanded under all Debt Service Reserve Letters of Credit held by the Trustee at such time.
     (c) Draws on the Senior Notes Debt Service Reserve Account.
     (i) If on any Scheduled Payment Date, the Paying Agent shall have received from or on behalf of the Company funds that are insufficient to pay in full the total amount of principal, premium, if any and interest then due on the Notes entitled to the benefit of the Lien on the Senior Notes Debt Service Reserve Account, then (upon notice thereof by the Paying Agent to the Trustee specifying the amount of such insufficiency) the Trustee shall transfer, using the cash and Permitted Investments on deposit in the Senior Notes Debt Service Reserve Account, to the accounts of the Holders of such Notes an amount equal to such insufficiency or, if less, the portion of such insufficiency that can be covered by withdrawals from the Senior Notes Debt Service Reserve Account.
     (ii) If on any date on or prior to the maturity date of the Notes of any series on which the Trustee is or would be required to make transfers from the Senior Notes Debt Service Reserve Account pursuant to the foregoing clause (i) the cash and Permitted Investments on deposit in or credited to the Senior Notes Debt Service Reserve Account are insufficient to make such transfers in full, the Trustee shall draw on or demand payment under any Debt Service Reserve Letter of Credit then in its possession and selected by the Trustee in an amount equal, when added to all amounts paid under each other Debt Service Reserve Letter of Credit on such date, to such insufficiency (or such lesser amount as may then be available to be drawn or demanded under all such Debt Service Reserve Letters of Credit) and shall transfer the amount so drawn or paid under such Debt Service Reserve Letters of Credit to the Holders of the Notes entitled to the benefit of the Lien on the Senior Notes Debt Service Reserve Account.
     (iii) Unless the Trustee shall have been notified that an Event of Default shall have occurred and is continuing or could result therefrom, if on the last Business Day of any fiscal quarter of the Company (x) the aggregate amount of cash on deposit in the Senior Notes Debt Service Reserve Account plus the aggregate amount then available to be drawn under all Debt Service Reserve Letters of Credit theretofore delivered to the Trustee exceeds (y) the Senior Notes Debt Service Reserve Requirement at such time, then not more than two Business Days following receipt of the written request of the Company delivered to the Trustee, the Trustee shall (1) transfer from the Senior Notes Debt Service Reserve Account to the Company cash in an amount equal to such excess or (2) reduce the amount available to be drawn on or demanded under such Debt Service Reserve Letters of Credit in an amount equal to such excess (or shall surrender Debt Service Reserve Letters of Credit in exchange for replacement Debt Service Reserve Letters of Credit so that the amount described in clause (x) of this subclause (iii) above is
American Ref-Fuel Company LLC Indenture

equal to the Senior Notes Debt Service Reserve Requirement, if duly tendered by the Company) or (3) any combination of the foregoing actions described in clauses (1) and (2) of this subclause (iii).
     (iv) Upon any release of any funds from the Senior Notes Debt Service Reserve Account (other than pursuant to subclauses (i), (ii) and (iii) of this clause (c)), the Company shall promptly pay such funds back into the Senior Notes Debt Service Reserve Account.
     (d) Debt Service Reserve Support Instruments.
     (i) Thirty days prior to the expiration of any Debt Service Reserve Letter of Credit furnished to the Trustee in accordance with the requirements of Section 6.1 (a), (b) and (c) (or if such day is not a Business Day, the immediately preceding Business Day), if such Debt Service Reserve Letter of Credit has not been renewed, extended or replaced by another letter of credit from an Acceptable Bank in the required amount or replaced by cash deposited in the Senior Notes Debt Service Reserve Account in the required amount, the Trustee shall draw on such Debt Service Reserve Letter of Credit in an amount equal to the maximum amount available to be drawn under the expiring Debt Service Reserve Letter of Credit (less any excess of the aggregate cash in the Senior Notes Debt Service Reserve Account over the Senior Notes Debt Service Reserve Requirement). The Trustee shall deposit the moneys received from the issuer of such Debt Service Reserve Letter of Credit in payment of such draw in the Senior Notes Debt Service Reserve Account.
     (ii) In the event that at any time the issuing financial institution in respect of any Debt Service Reserve Letter of Credit furnished to the Trustee in accordance with the requirements of Section 6.1 (a), (b) and (c) fails to qualify as an Acceptable Bank, the Company shall cause all Debt Service Reserve Letters of Credit issued by such issuing bank to be replaced with a Debt Service Reserve Letter of Credit from an Acceptable Bank cash or cash equivalents deposited in the Senior Notes Debt Service Reserve Account in an amount at least equal to the available amount of the Debt Service Reserve Letters of Credit being replaced. If any such Debt Service Reserve Letter of Credit is not so replaced within the earlier of (x) 30 days following notice by the Trustee to the Company of the failure of such issuing financial institution to qualify as an Acceptable Bank, (y) the date that such Debt Service Reserve Letter of Credit is required to be drawn by the Trustee pursuant to the preceding paragraphs and (z) 30 days following the end of any fiscal quarter of the Company, then in each case, the Trustee shall draw either the maximum amount under such ineligible Debt Service Reserve Letter of Credit or the amount that is necessary to make up the full Senior Notes Debt Service Reserve Requirement, whichever is less. The Trustee will then deposit those amounts in the Senior Notes Debt Service Reserve Account.
American Ref-Fuel Company LLC Indenture

          SECTION 6.2 Securities Account; Securities Intermediary.
          (a) Acceptance of Appointment of Securities Intermediary for the Senior Notes Debt Service Reserve Account. Wachovia Bank, National Association hereby agrees to act as securities intermediary as that term is defined in Section 8-l02(a)(14) of the New York UCC (in such capacity, the “Securities Intermediary”) under this Indenture in respect of the Senior Notes Debt Service Reserve Account.
          (b) Senior Notes Debt Service Reserve Account. The Securities Intermediary hereby agrees and confirms that (i) the Securities Intermediary has established the Senior Notes Debt Service Reserve Account, (ii) the Senior Notes Debt Service Reserve Account is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the New York UCC), (iii) the Trustee is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the New York UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the New York UCC) credited to the Senior Notes Debt Service Reserve Account, (iv) all property delivered to the Securities Intermediary for deposit to the Senior Notes Debt Service Reserve Account will be held by the Securities Intermediary and promptly credited to the Senior Notes Debt Service Reserve Account by an appropriate entry in its records in accordance with this Indenture, (v) all “financial assets” (within the meaning of Section 8-102(a)(9) of the New York UCC) in registered form or payable to or to the order and credited to the Senior Notes Debt Service Reserve Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Senior Notes Debt Service Reserve Account be registered in the name of, payable to or to the order of, or indorsed to, the Company except to the extent the foregoing have been subsequently indorsed by the Company to the Securities Intermediary or in blank, and (vi) the Securities Intermediary shall not change the name or account number of the Senior Notes Debt Service Reserve Account without the prior written consent of the Trustee.
          (c) Financial Assets Election. The Securities Intermediary agrees that each item of property (including any cash, security, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Senior Notes Debt Service Reserve Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
          (d) Entitlement Orders. No Other Control Agreement, No Other Liens. The Company agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with any orders if originated by the Trustee without further consent by the Company or any other Person. In the event that the Securities Intermediary receives conflicting entitlement orders from the Trustee and the Company or any other Person, the Securities Intermediary shall comply with the entitlement orders originated by the Trustee. The Securities Intermediary shall not execute and deliver, or otherwise become bound by, any agreement under which the Securities Intermediary agrees with any Person other than the Trustee to comply with entitlement orders originated by such Person relating to the Senior Notes Debt Service Reserve Account or the security entitlements with respect thereto that are the subject of this Indenture or any Series Supplemental Indenture. The Securities Intermediary shall not grant any Lien in any
American Ref-Fuel Company LLC Indenture

financial asset that is the subject of any security entitlement to the Senior Notes Debt Service Reserve Account that is the subject of this Indenture or any Series Supplemental Indenture.
          (e) Subordination of Lien; Waiver of Setoff. In the event that the Securities Intermediary has or subsequently obtains by indenture, operation of law or otherwise a Lien or security interest in the Senior Notes Debt Service Reserve Account or any security entitlement credited thereto, the Securities Intermediary agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. The financial assets standing to the credit of the Senior Notes Debt Service Reserve Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any Person other than the Trustee (except that the face amount of any checks that have been credited to the Senior Notes Debt Service Reserve Account but are subsequently returned unpaid because of uncollected or insufficient funds may be deducted from the Senior Notes Debt Service Reserve Account).
          (f) No Other Agreements. None of the Securities Intermediary or the Trustee or the Company has entered into any agreement with respect to the Senior Notes Debt Service Reserve Account or any financial assets credited to the Senior Notes Debt Service Reserve Account other than this Indenture and the other Financing Documents. The Securities Intermediary has not entered into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders originated by the Trustee in accordance with Section 6.2(d). In the event of any conflict as to such obligation between this Indenture and any other Financing Document or any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.
          (g) Notice of Adverse Claims. Except for the claims and interest of the Trustee and the Company to and in the Senior Notes Debt Service Reserve Account, the Securities Intermediary does not know of any claim to, or interest in, the Senior Notes Debt Service Reserve Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Senior Notes Debt Service Reserve Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Trustee and the Company.
          (h) Rights and Powers of the Trustee. The rights and powers granted by the Securities Intermediary to the Trustee have been granted in order to perfect its lien and security interests in the Senior Notes Debt Service Reserve Account, are powers coupled with an interest and will be affected by neither the bankruptcy of the Company nor the lapse of time.
          (i) Choice of Law. Each Series Supplemental Indenture and the Senior Notes Debt Service Reserve Account (including all security entitlements relating thereto) shall be governed by the law of the State of New York. Regardless of any provision in any Series Supplemental Indenture, for purposes of the UCC, the “securities intermediary’s jurisdiction” of the Securities Intermediary with respect to the Senior Notes Debt Service Reserve Account is the State of New York.
American Ref-Fuel Company LLC Indenture

          SECTION 6.3 Security Interest. As collateral security for the prompt and complete payment and performance when due of the Notes, the Company hereby pledges, assigns, hypothecates and transfers to the Trustee for the benefit of the Trustee and the Holders (except to the extent that a Series Supplemental Indenture provides that Holders of Notes of a series under such Series Supplemental Indenture shall not be entitled to share in the Collateral constituting the Senior Notes Debt Service Reserve Account), and hereby grants to the Trustee for the benefit of the Trustee and the Holders (except with respect to Holders under a Series Supplemental Indenture to the extent that a Series Supplemental Indenture provides that Holders of Notes of a series under such Series Supplemental Indenture shall not be entitled to share in the Collateral constituting the Senior Notes Debt Service Reserve Account), a lien on and security interest in and to (i) the Senior Notes Debt Service Reserve Account and (ii) all property credited thereto, including, but not limited to, cash, investments, securities and security entitlements at any time on deposit in or credited to the Senior Notes Debt Service Reserve Account, including all income or gain earned thereon and all security entitlements with respect to any of the foregoing. The Senior Notes Debt Service Reserve Account shall at all times be in the exclusive possession of and under the exclusive domain and control of the Trustee.
          SECTION 6.4 Investment of Funds. Monies held in the Senior Notes Debt Service Reserve Account created pursuant to this Indenture shall be invested and reinvested in Permitted Investments at the written direction of an Authorized Representative of the Company to the Trustee; provided, however, that the Trustee shall not cause investment of such monies at any time when the maturity of any of the Notes has been accelerated and provided, further, that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may, but is not obligated to, (and, if instructed in writing by the Majority Holders of all Notes of all series as to which the Event of Default applies, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments (in an amount necessary to cure such Event of Default) and apply or cause to be applied the proceeds thereof to the payment of the principal of, premium, if any, and interest on the Notes. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such funds. Any profit realized from investments of the Senior Notes Debt Service Reserve Account shall be deposited in the Senior Notes Debt Service Reserve Account and any loss shall be charged to the Senior Notes Debt Service Reserve Account. In no event shall the Trustee or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. Neither the Trustee nor the Securities Intermediary shall have liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Company to provide timely written investment direction, except to the extent such losses were due to gross negligence or bad faith on the part of the Trustee or the Securities Intermediary. Neither the Trustee nor the Securities Intermediary shall have any obligation to invest or reinvest any amounts held hereunder in the absence of a written investment direction of an Authorized Representative of the Company.
          SECTION 6.5 Shared Collateral Account.
          (a) Establishment of the Shared Collateral Account in the Security Agreement. On or before the Issue Date, the Company shall have established, in addition to the
American Ref-Fuel Company LLC Indenture

Senior Notes Debt Service Reserve Account, a second special and segregated collateral account pursuant to the terms of the Security Agreement (the “Shared Collateral Account”). The Shared Collateral Account shall be maintained at all times until none of the Notes created by this Indenture, the First Supplemental Indenture and any other Series Supplemental Indenture (unless each Series Supplemental Indenture in respect of Notes that remain Outstanding provides that Notes of a series under such Series Supplemental Indenture shall not be entitled to share in the Collateral constituting the Shared Collateral Account) remain Outstanding, unless the Company elects to terminate such account pursuant to Section 6.5(d) below. All amounts from time to time held in the Shared Collateral Account shall be held in the name of the Collateral Agent for the benefit of the Holders entitled to such Collateral and such other Persons as provided in the Collateral Documents. Except as expressly provided in this Indenture and in the Collateral Documents, the Company shall not have any right to withdraw funds from the Shared Collateral Account. All amounts on deposit in the Shared Collateral Account shall constitute a part of the Collateral and shall not constitute payment of any Notes until applied for such payment as provided in this Indenture and the Collateral Documents. Subject to Section 6.5(d) hereof, the Company hereby irrevocably authorizes the Trustee to withdraw funds from the Shared Collateral Account in accordance with this Indenture and the Collateral Documents.
          (b) Deposits in Shared Collateral Account. On the Issue Date the Company shall deposit in the Shared Collateral Account an amount equal to the amount necessary to satisfy the Shared Collateral Account Requirement. Thereafter, subject to section 6.5(d) below, the Company shall fund the Shared Collateral Account at such times, in such amounts and in the manner set forth in the Security Agreement and the other Collateral Documents.
          (c) Draws on the Shared Collateral Account. The Collateral Agent is hereby authorized to transfer amounts on deposit in the Shared Collateral Account in accordance with the provisions of the Security Agreement and the other Collateral Documents.
          (d) Termination of Shared Collateral Account. In the event that there are no commitments outstanding under the Bank Credit Facility the Company will no longer be required to maintain the Shared Collateral Account and, if the Company elects not to maintain such account by delivering an Officers’ Certificate to the Trustee stating that there are no commitments outstanding under the Bank Credit Facility and that the Company has elected not to maintain the Shared Collateral Account, the Shared Collateral Account shall be immediately released to the Company (including all amounts therein) and shall no longer form part of the Collateral or be subject to the Lien of the Notes secured thereby; provided, that the release of such Lien and release of the Shared Collateral Account shall not become effective if any commitments remain outstanding under the Bank Credit Facility prior to the payment in full of all the Notes that have the benefit of the Shared Collateral Account.
ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES
American Ref-Fuel Company LLC Indenture

     SECTION 7.1 Events of Default. Except as otherwise provided in a Series Supplemental Indenture with respect to a series of Notes issued thereunder, the term “Event of Default” shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:
     (1) default in the payment of principal of or premium, if any, on any Notes, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
     (2) default in the payment of interest on any Notes, as and when the same becomes due and payable, and such default continues for a period of 30 days or more;
     (3) default in the performance or observance in any material respect of any other term, covenant, or obligation of the Company under this Indenture or any other Financing Document, not otherwise expressly defined as an Event of Default, and the continuance of such default for more than 60 days (which period may be extended for an additional 30 days so long as the Company is continuing during such period diligently to pursue a cure for such default) after the earliest to occur of (a) actual knowledge of an executive officer of the Company of such default, (b) the time at which an executive officer of the Company should reasonably have had knowledge of such default or (c) notice from the Trustee or the holders of not less than 25% of the Notes or any series of such default;
     (4) default or defaults under one or more agreements, instruments, mortgages, notes, debentures or other evidences of Indebtedness under which the Company or any of its Significant Affiliates then have outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and such default or defaults have resulted (a) from a failure to pay such amounts at maturity or (b) in the acceleration of the maturity of such Indebtedness and such acceleration has not been annulled or rescinded;
     (5) an involuntary proceeding is commenced or an involuntary petition is filed seeking (a) liquidation, reorganization or other relief in respect of the Company or its Significant Affiliates or the Company’s or its Significant Affiliates’ debts, or of a substantial part of the Company’s or its Significant Affiliates’ assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Significant Affiliates or for a substantial part of the Company’s or its Significant Affiliates’ assets, and, in any such case, such proceeding or petition continues undismissed for a period of 90 or more days or an order or decree approving or ordering any of the foregoing is entered;
     (6) the Company or any Significant Affiliate (a) voluntarily commences any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consents to the institution of, or fails to contest in a timely and
American Ref-Fuel Company LLC Indenture

appropriate manner, any proceeding or petition described in clause (5) above, (c) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of the Company’s or its Significant Affiliates’ assets, (d) files an answer admitting the material allegations of a petition filed against the Company or any Significant Affiliate in any such proceeding, (e) makes a general assignment for the benefit of creditors or (f) takes any action for the purpose of effecting any of the foregoing;
     (7) the Company shall become unable, admits in writing its inability or fails generally to pay its debts as they become due;
     (8) one or more judgments, decrees or orders for the payment of money in an aggregate amount in excess of $5,000,000 is rendered against the Company or any of its Significant Affiliates and the same remains undischarged or unpaid for a period of 60 consecutive days during which execution is not effectively stayed, unless the Company or a Significant Affiliate of the Company is contesting such judgments, decrees or orders in good faith by appropriate proceedings;
     (9) the Company is merged, consolidated, sold, terminated, dissolved or liquidated (as a matter of law or otherwise), except in a transaction permitted by Section 4.12;
     (10) the Liens created by the Collateral Documents do not at any time constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is possible and is required in this Indenture or in the Collateral Documents) in favor of the Trustee, free and clear of all Liens other than Permitted Liens, or, except for expiration in accordance with its terms, any of the Collateral Documents for whatever reason are terminated or cease to be in full force and effect, or the enforceability thereof is contested by the Company or any of the Company’s members;
     (11) either (a) any Financing Document is declared in a final non-appealable judgment to be unenforceable against the Company or the Company shall have expressly repudiated its obligations thereunder and such default has continued unremedied for a period of five days or more; or (b) the Company shall be in breach of Section 4.15;
     (12) any representation, warranty, certification or statement made by the Company in any Financing Document or in any certificate, financial statement or other document delivered to the Trustee pursuant to any Financing Document proves to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain incorrect for 60 days after the earlier of (a) the Company’s actual knowledge of such incorrectness and (b) the giving of written notice of such incorrectness to the Company by the Trustee or any holder of Notes;
     (13) any enforcement action is taken against the Collateral by any Person pursuant to the Collateral Agency and Intercreditor Agreement.
American Ref-Fuel Company LLC Indenture

          SECTION 7.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (1) or (2) of Section 7.1 occurs and is continuing with respect to Notes of any series, then and in each and every such case, unless the principal of all the Notes of such series shall have already become due and payable, either the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the Notes of such series then Outstanding hereunder, or, in the event of any Event of Default described in paragraph (3), (4), (8), (9), (10), (11), (12) or (13) of Section 7.1, the Majority Holders of Notes of such series then outstanding hereunder, by notice in a writing to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Notes of such series then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything to the contrary contained in this Indenture or in the Notes, and the Trustee may proceed to enforce all remedies available to the Trustee under this Indenture, the Notes of such series and the Collateral Documents (subject to the Collateral Agency and Intercreditor Agreement) and the other documents to which the Trustee is a party or as are available under applicable law. If an Event of Default described in paragraph (5), (6) or (7) of Section 7.1 occurs and is continuing, then and in each and every such case, the principal amount of the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Company or any other act on the part of the Trustee or any Holder of the Notes, become and be immediately due and payable, notwithstanding anything to the contrary contained in this Indenture or in the Notes and the Trustee may proceed to enforce all remedies available to the Trustee under this Indenture, the Notes of such series and the Collateral Documents (subject to the Collateral Agency and Intercreditor Agreement) and the other documents to which the Trustee is a party or as are available under applicable law.
          At any time after such declaration of acceleration has been made with respect to the Notes of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Majority Holders of the Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
          (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on the Notes of such series, plus
     (B) the unpaid principal of and premium on any outstanding Notes of such series that have become due other than by such declaration of acceleration, plus interest thereon at the respective rates provided in the Notes of such series for late payments of principal or premium, plus
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Notes for late payments of interest, plus
American Ref-Fuel Company LLC Indenture

     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and
     (ii) all Defaults and Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.12.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     SECTION 7.3 Trustee May File Proofs of Claim: Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Company or any obligor on the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise:
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.5) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same;
and any receiver, assignee, trustee, liquidator or sequestrator in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.5.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 7.4 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the
American Ref-Fuel Company LLC Indenture

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Notes of the series in respect of which such judgment has been recovered.
          SECTION 7.5 Application of Money Collected. Any money collected by the Trustee with respect to a series of Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 8.5.
          SECOND: To the payment of the amounts then due and unpaid upon the Notes of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably among Notes within each series and among the series, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.
          THIRD: To the Company or its order, any remainder.
          SECTION 7.6 Limitation on Suits. Holders of the Notes of any series may not enforce their rights under the Notes of such series or this Indenture except as provided in this Indenture. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable indemnity. No holder of any Note of any series has any right to institute any proceeding with respect to this Indenture or the Notes or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes of such series;
     (b) the Holders of not less than 25% in aggregate principal amount of then Outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
American Ref-Fuel Company LLC Indenture

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders of such series;
it being understood and intended that no one or more Holders of Notes of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series.
          SECTION 7.7 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Note on the respective maturities expressed in such Note (or, in the case of redemption or other required prepayment, on the Redemption Date or prepayment date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
          SECTION 7.8 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 7.9 Rights and Remedies Cumulative. Except as otherwise provided in the last paragraph of Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 7.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.
          SECTION 7.11 Control by Holders. The Majority Holders of the Notes of any series then Outstanding shall have the right to require the Trustee to proceed to enforce this Indenture and, to the extent such series of Notes are secured by the Collateral, to take any and all action under the Collateral Documents and the sale of the Collateral and, to the extent permitted
American Ref-Fuel Company LLC Indenture

by law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that
     (a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or could conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed could involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Holders not taking part in such direction, and
     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 7.12 Waiver of Past Defaults. The Majority Holders of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured
     (a) in the payment of the principal of, premium, if any, or interest on any Note of such series, or in the payment of any sinking fund or purchase fund or analogous obligation with respect to the Notes of such series, or
     (b) in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 7.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any part litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes of any series to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or other prepayment, on or after the Redemption Date or prepayment date).
American Ref-Fuel Company LLC Indenture

          SECTION 7.14 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 8
CONCERNING THE TRUSTEE
          SECTION 8.1 Certain Rights and Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     Except as otherwise provided in Section 315 of the Trust Indenture Act:
     (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture but need not verify the contents thereof.
     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.
     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.
American Ref-Fuel Company LLC Indenture

     (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture.
     (e) Prior to the occurrence of an Event of Default with respect to any series of Notes hereunder and after the curing or waiving of all Events of Default with respect to such series of Notes the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Notes unless requested in writing so to do by the Majority Holders of such series; provided that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand.
     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder or under any Collateral Document.
     (g) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
     (h) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Company given under this Indenture.
     (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.
     (j) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Indenture in the absence of timely and specific written investment direction from the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.
American Ref-Fuel Company LLC Indenture

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
          The Trustee may consult with counsel of its own selection and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such written advice or opinion of counsel.
          SECTION 8.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes.
          SECTION 8.3 Trustee and Others May Hold Notes. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, or any other obligor on the Notes with the same rights it could have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.
          SECTION 8.4 Moneys Held by Trustee or Paying Agent. All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, other than the Debt Service Reserve Accounts and the Mandatory Redemption Account, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.
          SECTION 8.5 Compensation of Trustee and Its Lien. For so long as any of the Notes shall remain outstanding, the Company covenants and agrees to pay to the Trustee (all references in this Section 8.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Company and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Company also covenants and agrees to indemnify the Trustee for, defend, and hold harmless the Trustee and its officers, directors, employees, representatives and agents from and against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without gross negligence or bad faith on the part of the Trustee or
American Ref-Fuel Company LLC Indenture

any of its employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes with respect to any amounts payable with respect to the Notes and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. The obligations of the Company under this Section shall constitute additional Indebtedness hereunder. In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.
          The obligations of the Company under this Section 8.5 shall survive payment in full of the Notes, the resignation or removal of the Trustee and the termination of this Indenture.
          When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as paying agent, if so appointed by the Company) after an Event of Default specified in Section 7.1(5), (6), (7) or (8) occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.
          SECTION 8.6 Right of Trustee to Rely on Officers’ Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer’s Certificate of the Company or an Opinion of Counsel, which shall conform to the provisions of Section 1.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion except as set forth in this Article 8.
          SECTION 8.7 Persons Eligible for Appointment As Trustee. There shall at all times be a Trustee hereunder which shall at all times be a corporation which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then for the purposes of this Section 8.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.
          SECTION 8.8 Resignation and Removal of Trustee, Appointment of Successor.
          (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice to the Company and by giving notice of such resignation to the Holders of Notes in the manner provided in Section 1.5.
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          (b) In case at any time any of the following shall occur with respect to the Notes:
    (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request thereafter by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months,
    (2) the Trustee shall cease to be eligible under Section 8.7 and shall fail to resign after written request therefor by the Company or by any Holder of a Note or Notes, or
    (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (A) the Company may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
          (c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company, written evidence of the action taken by the Holders, provided that unless a Default or Event of Default shall have occurred and be continuing, the Company shall consent to such actions (such consent not to be unreasonably withheld); and provided, further that if a Default or Event of Default shall have occurred and be continuing the Company shall, without further action by the Company, be deemed to have consented to such actions.
          (d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 8.9 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
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          (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 8.9.
          SECTION 8.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 8.8 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 8.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 8.5.
          No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 8.7.
          Upon acceptance of appointment by a successor Trustee, the Company shall give notice of the succession of such Trustee hereunder to the Holders of Notes in the manner provided in Section 1.6. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.
          SECTION 8.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 8.7 hereof and Section 310(a) of the Trust Indenture Act.
          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture, provided that the certificate of the Trustee shall have; provided that the right to adopt the
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certificate of authentication of any predecessor Trustee or the authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 8.1l Maintenance of Offices and Agencies.
          (a) There shall at all times be maintained at least one Place of Payment as shall be specified for the Notes of any series in the related Series Supplemental Indenture, where such Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest. Such office shall be initially:
Wachovia Bank, National Association
21 South Street
Morristown, NJ 07690
Notices and demands to or upon the Trustee in respect of the Notes or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Company to the Trustee and by the Trustee to the Holders in the manner specified in Section 1.5. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.
          (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. In addition, at any time when any Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Notes of one or more series shall be made pursuant to this Section 8.1l(b), the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
          This Note is one of the series of Notes referred to in the within-mentioned Indenture.

,

Trustee

By

Authenticating Agent
American Ref-Fuel Company LLC Indenture

By

Authorized Signatory
          Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 8.11.
          The Trustee at its office specified in Section 1.4, is hereby appointed as Paying Agent and Security Registrar hereunder.
          (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.11, that such Paying Agent will:
          (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Notes in the making of any such payment of principal, premium, if any, or interest; and
          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.
          (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.
American Ref-Fuel Company LLC Indenture

          (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Company may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 8.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 8.11. The Company shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.
          SECTION 8.12 Reports by Trustee. On or before May 15 in every year, so long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which any Notes are listed. The Company shall promptly notify the Trustee if any series of Notes become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.
          SECTION 8.13 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 8.1 and the requirements of the Trust Indenture Act.
          SECTION 8.14 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Financing Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 8.14 are adopted to these ends.
          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested
American Ref-Fuel Company LLC Indenture

in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies specified by the Trustee, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
          Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.
ARTICLE 9
CONCERNING THE HOLDERS
          SECTION 9.1 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an “Act” of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 9.1. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 10.5.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a Company, on behalf of such corporation, association or Company, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the
American Ref-Fuel Company LLC Indenture

authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.
          (d) Any Act by the Holder of any Note (i) shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Company or any Affiliate thereof.
          (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Notes may be revoked with respect to any or all of such Notes by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.
          (f) Notes of any series authenticated and delivered after any Act of Holders may, and shall if required by the Company, bear a notation in form approved by the Company as to any action taken by such Act of Holders. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Company, to such action, may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes of such series.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.
          SECTION 9.2 Notes Owned by Company and Affiliates Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by the Company, any of its Subsidiaries or any other Affiliate of the Company or any of its Subsidiaries shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver or other act, only Notes for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Company shall furnish the
American Ref-Fuel Company LLC Indenture

Trustee, upon its reasonable request, with a list of such Affiliates. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 9.2 if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Notes and that the pledgee is not the Company or a Subsidiary of the Company or any Affiliate of the Company or any such Subsidiary. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.
ARTICLE 10
HOLDERS’ MEETINGS
          SECTION 10.1 Purposes for Which Holders’ Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 10 for any of the following purposes:
          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 7;
          (b) to remove the Trustee and appoint a successor Trustee pursuant to Article 8;
          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 11.2; or
          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
          SECTION 10.2 Company and Holders May Call Meeting. In case the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes of any series then Outstanding shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Notes in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 10.1 by giving notice thereof to the Company or all such other Holders as the case may be, or as set forth in Section 10.1.
          SECTION 10.3 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders a person shall be (a) a Holder of one or more Notes with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Notes by a Holder of one or more such Notes. The only persons who
American Ref-Fuel Company LLC Indenture

shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
          SECTION 10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.1 and the appointment of any proxy shall be proved in the manner specified in said Section 9.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.
          The Company or the Holders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.
          Subject to the provisions of Section 9.2, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section 10.2 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.
          SECTION 10.5 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the serial numbers and principal amounts of the Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each
American Ref-Fuel Company LLC Indenture

meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
          Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE 11
SUPPLEMENTAL INDENTURES
          SECTION 11.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Company, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee or enter into any consent with respect to the Collateral Documents for any of the following purposes:
     (a) to establish the form and terms of Notes of any series permitted by Sections 2.1 and 2.3; or
     (b) to evidence the succession of another entity to the Company and the assumption by any such successor of the covenants of the Company herein contained; or
     (c) to evidence the succession of a new Trustee hereunder pursuant to Section 8.9; or
     (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee due solely to such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default; or
American Ref-Fuel Company LLC Indenture

     (e) to convey, transfer and assign to the Trustee properties or assets to secure the Notes, and to correct or amplify the description of any property at any time subject to this Indenture, any Series Supplemental Indenture or the Collateral Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture, any Series Supplemental Indenture or the Collateral Documents; or
     (f) to modify, eliminate or add to the provisions of this Indenture or any Series Supplemental Indenture to such extent as shall be necessary to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States Federal statute hereafter enacted; or
     (g) to permit or facilitate the issuance of Notes in certificated or uncertificated form; or
     (h) to change or eliminate any provision of this Indenture, any Series Supplemental Indenture or the Collateral Documents; provided, however, that if such change or elimination shall adversely affect the interests of the Holders of Notes of any series, such change or elimination shall not become effective with respect to such series; or
     (i) to cure any ambiguity or to correct or supplement any provision in this Indenture, any Series Supplemental Indenture or the Collateral Documents that is incorrect; or
     (j) to provide for the issuance of exchange securities for the Notes; provided that such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect.
          SECTION 11.2 Supplemental Indenture with Consent of Holders. With the consent of the Majority Holders of Notes of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), may, and the Trustee, subject to Sections 11.3 and 11.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note directly affected thereby,
American Ref-Fuel Company LLC Indenture

     (a) change any Scheduled Payment Date, or the dates or circumstances of payment of premium, if any on any Note, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Scheduled Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable in respect of such Notes; or
     (b) except to the extent expressly permitted by this Indenture or any of the Collateral Documents, permit the creation of any Lien prior to or, except as contemplated by Section 4.9, pari passu with the Lien of the Collateral Documents with respect to any of the Collateral, terminate the Lien of the Collateral Documents on any Collateral or, if a Holder of Notes of a series is entitled to the benefits thereof, deprive any Holder of the security afforded by the Lien of the Collateral Documents; or
     (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or
     (d) modify any of the provisions of Section 7.12 or of this Section 11.2.
          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture, a Series Supplemental Indenture or any Collateral Document which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
          Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 11.3 and 11.4.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 11.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article 11 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent
American Ref-Fuel Company LLC Indenture

to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which the Trustee reasonably believes would adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 11.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 11.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 11 shall conform to the requirements of the Trust Indenture Act as then in effect.
          SECTION 11.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
ARTICLE 12
SATISFACTION AND DISCHARGE
          SECTION 12.1 Satisfaction and Discharge of Notes. Except as otherwise provided with respect to the Notes of any series in the Series Supplemental Indenture relating thereto, the Notes of such series shall, on or prior to the Scheduled Payment Date with respect to the final installment of principal thereof or the Redemption Date for such Notes, be deemed to have been paid for all purposes of this Indenture, and the entire Indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:
     (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Notes of such series on and prior to the Scheduled Payment Date with respect to the final installment of principal thereof or the Redemption Date for such Notes;
     (b) if any such deposit of money shall have been made prior to the Scheduled Payment Date with respect to the final installment of principal or the Redemption Date of
American Ref-Fuel Company LLC Indenture

such Notes, the Company shall have delivered to the Trustee a Company Order stating that such money shall be held by the Trustee, in trust;
     (c) in the case of redemption of Notes, the Company Order with respect to such redemption pursuant to Article 5 shall have been given to the Trustee; and
     (d) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the Indebtedness of the Company with respect to the Notes of such series shall not be deemed to be, or result in, a taxable event with respect to the Holders of such series for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Holder of such series either is not subject to, or is exempt from, United States federal income taxation.
Upon satisfaction of the aforesaid conditions with respect to the Notes of any series, the Trustee shall, upon receipt of a Company Order, execute proper instruments acknowledging satisfaction and discharge of the series of Notes.
          In the event that Notes which shall be deemed to have been paid as provided in this Section 12.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Notes, to the Holders of such Notes to the effect that such Notes are deemed to have been paid and the circumstances thereof.
          Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Company and the Trustee in respect of such Notes under Sections 2.8, 2.9, 2.10 and 8.5 and this Article 12 shall survive such satisfaction and discharge.
          SECTION 12.2 Satisfaction and Discharge of Indenture. This Indenture, and any Series Supplemental Indenture with respect to a series of Notes (except as provided therein), shall upon Company Order cease to be of further effect with respect to any series of Notes (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
     (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (B) Notes deemed to have been paid in accordance with Section 12.1) have been delivered to the Trustee for cancellation; or
     (ii) all Notes not theretofore delivered to the Trustee for cancellation (other than Notes that have been lost or stolen or that have been replaced or paid as provided in Section 2.9) shall be deemed to have been paid in accordance with Section 12.1;
American Ref-Fuel Company LLC Indenture

     (b) all other sums due and payable under this Indenture, any Series Supplemental Indenture and the Notes have been paid; and
     (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Company Order, execute proper instruments acknowledging satisfaction and discharge of this Indenture and take all other action reasonably requested by the Company to evidence the termination of any and all Liens created by or with respect to this Indenture.
          Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 2.8, 2.9, 2.10 and 8.5 and this Article 12 shall survive.
          Upon satisfaction and discharge of this Indenture as provided in this Section 12.2, the Trustee shall assign, transfer and turn over to or upon the order of the Company, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 12.1 (a) and interest and other amounts earned or received thereon.
          SECTION 12.3 Application of Trust Money. Subject to Section 12.4, the money deposited with the Trustee pursuant to Section 12.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Notes or portions of principal amount thereof in respect of which such deposit was made.
          SECTION 12.4 Return of Moneys Held by Trustee and Unclaimed for Three Years. Any moneys deposited with or paid to the Trustee for the payment of the principal of, premium, if any or interest on any Note of any series and not applied but remaining unclaimed for three years after the latest date upon which such principal, premium, if any or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee, and any Holder of the Notes of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment shall, at the expense of the Company cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such moneys then remaining will be repaid to the Company.
American Ref-Fuel Company LLC Indenture

ARTICLE 13
DEFEASANCE
          SECTION 13.1 Defeasance.
          (a) Subject to Sections 13.1(b) and 13.2, and except as provided in any Series Supplemental Indenture with respect to a series of Notes thereunder, the Company at any time may terminate (i) all its obligations under this Indenture, any Series Supplemental Indenture with respect to the Notes of such series, the Notes of a series and the Collateral Documents (a “Legal Defeasance”) or (ii) any of its covenants, other than its obligation to make payments on the Notes pursuant to Section 2.10 and 4.1 (a “Covenant Defeasance”). With respect to any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the remainder of this Indenture and the Notes, shall be unaffected thereby. The Company may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Company exercises a Legal Defeasance, payment of the Notes may not be accelerated due to an Event of Default. Upon satisfaction of the conditions set forth herein and on demand of the Company, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Company, (y) shall execute documents and deliver such instruments in writing as shall be required to reconvey, release, assign and deliver to the Company any and all of the Trustee’s interest in the Collateral, the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture, except amounts required to be paid to the Trustee under this Indenture for payment of the Notes, and (z) shall turn over to the Company or to any such person, body or authority as may be entitled to receive the same all balances then held by it hereunder. Covenant Defeasance, as effected hereby, means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth under any of the covenants in this Indenture except as set forth hereinabove, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or Section or to any other provision herein or in any other document.
          (b) Notwithstanding Section 13.1 (a) above, the obligations of the Company pursuant to Sections 2.8, 2.9, 2.10, 8.5 and this Article 13 shall survive until the Notes have been paid in full in cash. Thereafter, the obligations of the Company pursuant to Section 8.5 shall survive.
          SECTION 13.2 Conditions to Defeasance. Either the Legal Defeasance or the Covenant Defeasance may be exercised only if:
     (a) The Company shall have irrevocably deposited in trust with the Trustee (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment, would be sufficient to pay (A) the principal of, and any premium and interest on, all Notes issued hereunder and under any Series Supplemental Indenture when due, whether on any Scheduled Payment Date or upon redemption or otherwise, and (B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) non-callable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause (i) above shall become due, the principal amount of which and the interest thereon, when
American Ref-Fuel Company LLC Indenture

due, is or will be, in the aggregate, sufficient to make all such payments or (iii) any combination of such cash and such obligations (the “Obligations”) specified in (ii) above, the aggregate amount of which and interest thereon, when due, are or will be sufficient to make all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;
     (b) The Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the Obligations without any reinvestment thereof will provide cash at such times and in such amounts as will be sufficient to pay principal of, and any premium and interest on, all Outstanding Notes when due, whether on any Scheduled Payment Date or upon redemption or otherwise;
     (c) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) all preference periods applicable to the defeasance trust have expired under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) the defeasance trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended, and (iii) the Holders shall have a perfected security interest under applicable law in the Obligations so deposited with customary assumptions and qualifications;
     (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;
     (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of or constitute a Default under this Indenture, or any other material agreement or instrument to which the Company is a party or by which the Company is bound;
     (f) In the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, none of the Holders of Notes of any series will recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and such Holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Legal Defeasance had not occurred;
     (g) In the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that none of the Holders of any series will recognize income, gain or loss for United
American Ref-Fuel Company LLC Indenture

States Federal income tax purposes as a result of such Covenant Defeasance and such Holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Covenant Defeasance had not occurred; and
     (h) The Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          Neither the Obligations nor moneys deposited with the Trustee pursuant to this section shall be substituted, withdrawn, reinvested or used for any purpose other than, and shall be segregated and held in trust for the payment of the principal of, and premium, if any and interest on, the Notes; provided that any moneys deposited with or paid to the Trustee for the payment of principal or interest on the Notes and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall be applied in accordance with Section 12.4.
ARTICLE 14
COLLATERAL DOCUMENTS
          SECTION 14.1 Collateral and Security and Pledge Agreements.
          (a) On the Issue Date, the Company and the Trustee will enter into the Collateral Documents and other similar instruments or documents as shall be necessary to create, perfect and make enforceable Liens upon the Property subject to the Lien of the Security Agreement, the Pledge Agreements and the Collateral Documents as provided in the Collateral Documents, in order that the Trustee shall enjoy, for the benefit of the Trustee and, except as otherwise provided in any Series Supplemental Indenture with respect to the Notes of any series issued thereunder, the Holders, a Lien on all of the Collateral referred to in the Collateral Documents.
          (b) The Trustee and the Company hereby acknowledge and agree that the Trustee holds the Collateral in trust for the benefit of the Trustee and, except as otherwise provided in any Series Supplemental Indenture with respect to the Notes of any series issued thereunder, the Holders, in each case pursuant to the terms of this Indenture and the Collateral Documents and the Company, pursuant to this Indenture as well as the Collateral Documents, hereby grants to the Trustee for the ratable benefit of the Holders entitled to the benefit of the Collateral Documents and the Collateral a security interest in the Collateral. Each Holder, by accepting a Note, except as otherwise provided in any Series Supplemental Indenture with respect to the Notes of any series issued thereunder to the extent that the Holders of such Notes have elected not to be subject to the Collateral Documents and not to be entitled to security in the Collateral, shall be deemed to have agreed to all the terms and provisions of the Collateral
American Ref-Fuel Company LLC Indenture

Documents; provided, however, that if any provisions of the Collateral Documents limit, qualify or conflict with the duties imposed by the TIA, when applicable, the TIA shall control.
          (c) As among the Holders entitled to security in the Collateral, the Collateral shall be held for the equal and ratable benefit of such Holders without preference, priority or distinction of any thereof over any other.
          (d) The Trustee is hereby authorized and directed to enter into each of the Collateral Documents contemplated hereby and to perform all of the obligations of the Trustee thereunder, including but not limited to, appointing the Collateral Agent under the Collateral Agency and Intercreditor Agreement and the Company acknowledges the same.
          SECTION 14.2 Maintenance of Liens.
          (a) Subject to the provisions of this Indenture, the Company shall take or cause to be taken all action required to maintain, preserve and protect the Liens on the Collateral granted by this Indenture and the Collateral Documents, including causing any Collateral Document, instruments of further assurance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places and at such times as are prescribed in the Collateral Documents or in this Indenture and as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to the Collateral.
          Without limiting the generality of the foregoing, if after the Issue Date the Company or any of its Restricted Subsidiaries shall create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its Property securing the Bank Credit Facility (which Property is not already subject to the Lien of the Collateral Documents or to perfection thereunder), the Company shall, or shall cause such Restricted Subsidiary to, as the case may be, (i) execute and file, as applicable, any and all further Collateral Documents and other instruments required under applicable law, upon substantially the same terms as the Collateral Documents securing the Bank Credit Facility, as shall be necessary to effectuate a Lien subject to the Bank Credit Facility and the Permitted Liens referred to in clauses (b), (c), (d), (e), (f), (g), (i), (o), (p) and (q) of the definition of such term in Section 1.2 hereof upon such Property for the benefit of the Holders (unless such Holders were not at such time entitled to security in the Collateral), unless such Lien cannot be effectuated under applicable law and (ii) deliver an Opinion of Counsel reasonably satisfactory to the Trustee that such Collateral Documents are valid, binding and enforceable obligations.
          (b) The Company shall, from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance.
          (c) The Company shall furnish to the Trustee:
American Ref-Fuel Company LLC Indenture

     (i) without limiting the documents otherwise to be delivered on the Issue Date, promptly after the execution and delivery of this Indenture, the Collateral Documents, each amendment or supplement to a Collateral Document or other instrument of further assurance, an Opinion or Opinions of Counsel stating that, in the opinion of such counsels, this Indenture, the Collateral Documents, any such amendment or supplement to a Collateral Document and other instruments of further assurance have been properly recorded, endorsed, registered and filed, or have been received by the applicable governmental authority for recording, filing or registration, to the extent necessary to make effective and perfect the Liens intended to be created by this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective;
     (ii) on or before January 1 in each year beginning with January 1, 2004, (A) an Opinion or Opinions of Counsel, dated as of a date not earlier than 30 days prior to such date, either stating that, in the opinion of such counsels, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, the Collateral Documents, of all amendments or supplements to the Collateral Documents, financing statements, continuation statements or other instruments of further assurances as is necessary to maintain the Lien of this Indenture and the Collateral Documents (including any additional Collateral pursuant to Section 4.17 hereof) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and (B) an Officers’ Certificate, dated as of a date not earlier than 30 days prior to such date, stating that all fees required to be paid under each Collateral Document have been paid; and
     (iii) from time to time, notice of any recording, registration, filing, payment or other action taken in accordance with the provisions of Section 11.02(a) hereof, in each case as promptly as practicable after taking any such action.
          The Company will comply with Section 314(b) of the TIA.
          (d) The Company will not, and will not permit any Subsidiary thereof to, take or omit to take any action which action or omission might or would have the result of impairing the Lien with respect to the Collateral, and the Company shall not, and shall not permit any Subsidiary thereof to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders entitled thereto, any interest whatsoever in any of the Collateral, except as expressly permitted under this Indenture and the Collateral Documents, provided that nothing herein shall be deemed to prohibit any amendment, modification or supplement of this Indenture or any Collateral Document in connection with the release by the Trustee of any Lien upon any Property of the Company or any Restricted Subsidiary thereof that is the subject of a sale or other disposition permitted hereunder, to the extent such release is permitted pursuant to Article 15 hereof.
          SECTION 14.3 Action by the Trustee. In addition to Section 7.3 and subject to the provisions of the Collateral Documents, the Trustee, acting at the written direction of the
American Ref-Fuel Company LLC Indenture

Holders of Notes secured by the Collateral, shall have power to institute and maintain such suits and proceedings as the Trustee reasonably may deem expedient to prevent any impairment of the Collateral by any acts which are in violation of the terms of the Collateral Documents, and such suits and proceedings as the Trustee reasonably may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral; provided, that nothing contained in this Section 14.3 shall be deemed to be a waiver of any right which the Company would otherwise have with respect to the defense of any such suit or proceeding.
ARTICLE 15
POSSESSION, USE AND RELEASES OF PROPERTY;
WITHDRAWAL OF TRUST MONEYS
          SECTION 15.1 Possession and Use of Property; Dispositions without Release. Subject to other applicable provisions of this Indenture and any Series Supplemental Indenture, and so long as no Event of Default exists, the Company shall be entitled, except as herein otherwise expressly provided, (i) to possess, use and enjoy the Collateral, except money and securities which are expressly required to be deposited with the Trustee; and (ii) to receive, use and dispose of the tolls, rents, revenues, issues, income, products and profits of the Collateral, and to exercise any and all rights under and with respect to the Collateral and to enforce the performance hereof. Subject to other applicable provisions of this Indenture and any Series Supplemental Indenture, and so long as no Event of Default exists, the Company shall have the right, at any time and from time to time, without any release from or consent by the Trustee,
     (a) to sell or dispose of, free from the Lien of the Collateral Documents, any part of the Collateral consisting of inventory, or consisting of machinery, equipment, furniture, apparatus, tools or implements, materials or supplies, structures or portions or components thereof or other similar Property which may have become obsolete or unfit for use or which is no longer useful, necessary or profitable in the conduct of the business of the Company, and no purchaser of any such Property shall be bound to inquire into any question affecting the right of the Company to sell or otherwise dispose of the same free from the Lien of the Collateral Documents;
     (b) to modify, amend, supplement, cancel, release or replace any leases, rights of way, agreements or contracts subject to the Lien of the Collateral Documents; provided that any modified, amended or substituted leases, rights of way, agreements or contracts shall forthwith become subject to the Lien of the Collateral Documents to the same extent as those previously existing;
     (c) in compliance with the Collateral Documents, to surrender or modify any franchise, license or permit which it may own or under which it may be operating;
     (d) to alter, repair, replace, change the location or position of and add to its structures, machinery, equipment and other fixtures and appurtenances; provided, however, that no change shall be made in the location of any such Property subject to the
American Ref-Fuel Company LLC Indenture

Lien of the Collateral Documents which removes such Property into a jurisdiction in which the Collateral Documents, or appropriate certificates or statements with respect thereto, have not been recorded or filed in the manner and to the extent required by law to preserve the Lien of the Collateral Documents on such Property;
     (e) to grant rights of way and easements over or in respect of any Property owned by the Company and subject to the Lien of the Collateral Documents, provided that such grant will not have a Material Adverse Effect; and/or
     (f) to cut and remove, and to permit others to cut and remove, trees or timber, and to take and permit others to take sand, gravel, rock or earth from any land subject to the Lien of the Collateral Documents.
     The Trustee shall, from time to time, execute any written instrument to confirm any action taken by the Company under this Section, upon receipt by the Trustee of a request for the same, together with an Officers’ Certificate stating that the action so to be confirmed was duly taken in conformity with a designated provision of this Section, and an Opinion of Counsel stating that said action was duly taken by the Company in conformity with said provision and that the execution of such written instrument is appropriate to confirm such action under this Section.
     SECTION 15.2 Releases. The Company shall have the right, subject to other applicable provisions of this Indenture and any Series Supplemental Indenture, at any time and from time to time, to sell or dispose of any part of the Collateral (except cash and other personal Property held by, or required to be deposited or pledged with, the Trustee hereunder and except contracts and contract rights which are subject to the Lien of the Collateral Documents), and the Trustee shall, from time to time, release Property so sold or disposed of or subject to purchase money Indebtedness from the Lien of the Collateral Documents, but only upon receipt by and deposit with the Trustee of the following:
     (a) a resolution of the Board of Directors of the Company requesting such release and describing the Property to be released;
     (b) an Officers’ Certificate dated not more than 30 days prior to the application for such release, and unless one of the officers signing the same is an engineer, appraiser or other expert and shall so state, signed also by an engineer, appraiser or other expert, setting forth in substance as follows:
     (1) that the Company has sold or disposed of or proposes to sell or dispose of the Property so requested to be released;
     (2) either
     (A) that the Property to be released is no longer necessary in the conduct of the Company’s business or other Property acquired or to be acquired in substitution therefor is as well suited to the needs of the Company’s business; or
American Ref-Fuel Company LLC Indenture

     (B) that such sale or disposition has been or is to be made in lieu and in reasonable anticipation of the taking of such Property by the exercise of a power of eminent domain or a similar right or power; or
     (C) that such sale has been or is to be made in connection with a transaction permitted by Sections 4.9, 4.10, 4.11 and 4.12 and any other applicable provision of this Indenture or a Series Supplemental Indenture;
     (3) whether
     (A) the aggregate of the fair value of the Property to be released and the fair value of all other Property released since the commencement of the then current calendar year (as previously certified to the Trustee) is 10% or more of the aggregate principal amount of all Notes at the time Outstanding, and whether
     (B) the fair value of the Property to be released is at least $25,000 and at least 1% of the aggregate principal amount of all Notes at the time Outstanding, and, if the conditions described in both preceding clauses (A) and (B) are present, that an independent engineer’s, appraiser’s or other expert’s certificate as to the fair value of the Property to be released will be furnished under subsection (c) of this Section;
     (4) the fair value at the date of the certificate, in the opinion of the engineer, appraiser or other expert, of the Property to be released; except that it shall not be necessary under this clause to state the fair value of any Property whose fair value is certified in an independent engineer’s, appraiser’s or other expert’s certificate under subsection (c);
     (5) whether an Event of Default has occurred and is continuing and if so, describing the nature of such Event of Default; and
     (6) that no Material Adverse Effect with respect to the Company could be reasonably expected to occur as a result of the release of the Property;
     (7) that, in the opinion of the signers, the proposed release will not impair the security under the Collateral Documents in contravention of the provisions thereof;
     (8) that the proposed release will not result in a Default or Event of Default under this Indenture or any Series Supplemental Indenture;
     (c) in case it shall be stated pursuant to clause (3) of the foregoing subsection (b) that the certificate of an independent engineer, appraiser or other expert will be furnished under this subsection, such certificate, dated not more than 30 days
American Ref-Fuel Company LLC Indenture

prior to the application for such release, stating the fair value, in said engineer’s, appraiser’s or other expert’s opinion, of the Property to be released, and stating also that, in the opinion of said engineer, appraiser or other expert the proposed release will not impair the security under the Collateral Documents in contravention of the provisions thereof; and
          (d) an Opinion of Counsel stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of the Collateral Documents and this Indenture, including this Section 15.2 and that the Property in question may be lawfully released from the Lien of the Collateral Documents.
          SECTION 15.3 Release of Lien on Equity Interests of Subsidiaries.
          (a) So long as no Default or Event of Default has occurred and is continuing, in the event that, following the Issue Date and the delivery of the Officers’ Certificate described in paragraph (b) below, (i) any of the Company’s Subsidiaries incurs Non-Recourse Debt, (ii) such Non-Recourse Debt requires the pledge of any Equity Interests of such Subsidiary to secure such Non-Recourse Debt and (iii) such Equity Interests have previously been made subject to the Lien of this Indenture and the Collateral Documents in accordance with Section 4.17 of this Indenture, then the Equity Interests of such Subsidiary required to be pledged shall be released from the Lien created by this Indenture and the Collateral Documents in accordance with the provisions of this Indenture, the Collateral Documents and the TIA, such release to be effective as of the date such Equity Interests are pledged to secure such Non-Recourse Debt.
          (b) Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under paragraph (a) and this Indenture, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination and release (prepared by the Company) reasonably required to effect the release of any Equity Interests forming part of the Collateral as provided in paragraph (a) above.
          SECTION 15.4 No Impairment of Continuing Security. The release of any Collateral from the Lien of this Indenture, any Series Supplemental Indenture and the Collateral Documents in accordance with the terms of this Indenture and of the Collateral Documents shall not be deemed to impair the Liens of this Indenture and the Collateral Documents as to any Collateral not so released.
          SECTION 15.5 Purchaser Protected. No purchaser in good faith of Property purporting to be released herefrom or from the Collateral Documents shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any Property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Company, be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition. Any release executed by the Trustee under this Article shall be sufficient for the purposes of this Indenture and shall constitute a good and valid release of the Property therein described from the Lien hereof.
American Ref-Fuel Company LLC Indenture

          SECTION 15.6 “Trust Moneys”. Any release of any item of the Collateral in accordance with the foregoing provisions of this Article 15 shall also be deemed to be a release of the proceeds of such Collateral unless such proceeds are required to be deposited with the Trustee in accordance with any other provisions hereof or of any Collateral Document. All moneys (except moneys deposited by the Company in satisfaction of any interest payment obligation or sinking fund, mandatory redemption or analogous obligation with respect to payment of principal) if any, required to be paid to the Trustee the disposition of which is not elsewhere herein otherwise specifically provided for (all such moneys being herein sometimes called “Trust Moneys”) shall be held by the Trustee as a part of the Collateral, may be withdrawn by the Company, and shall be paid or applied by the Trustee, from time to time as provided in Sections 15.6 through 15.8 and the Collateral Documents.
          SECTION 15.7 Powers Exercisable Notwithstanding Event of Default. In case an Event of Default shall have occurred and be continuing, the Trustee shall not be required to grant any release or take any other action under any of the sections of this Article except with the consent of the Majority Holders who have an interest in the Collateral.
          SECTION 15.8 Powers Exercisable by Trustee or Receiver. In case the Collateral (other than cash and other personal Property held by, or required to be deposited or pledged with, the Trustee hereunder) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Company with respect to releases and the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a written request or order signed by said receiver or trustee shall be deemed the equivalent of any resolution of the Board of Directors of the Company required by this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any required Officers’ Certificate. If the Trustee shall be in possession of the Collateral under any provision of this Indenture, such powers may be exercised by the Trustee in the discretion of the Trustee.
          SECTION 15.9 Investment of Moneys. Any Trust Moneys shall be invested or reinvested in Permitted Investments at the written direction of an Authorized Representative of the Company to the Trustee; provided, however, that the Trustee shall not cause investment of such monies at any time when the maturity of any of the Notes has been accelerated and provided, further, that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may, but is not obligated to, (and, if instructed in writing by the Majority Holders of Outstanding Notes of all series shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments (in an amount necessary to cure such Event of Default) and apply or cause to be applied the proceeds thereof to the payment of the principal of and interest on the Notes in the manner specified in the Collateral Documents. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such funds. Any profit realized from investments of Trust Moneys shall be held and applied as additional Trust Moneys. In no event shall the Trustee or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. Neither the Trustee nor the Securities Intermediary shall have liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Company to provide timely written investment direction, except to the extent such losses were
American Ref-Fuel Company LLC Indenture

due to the gross negligence or bad faith on the part of the Trustee or the Securities Intermediary. Neither the Trustee nor the Securities Intermediary shall have any obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction.
ARTICLE 16
LIMITATION ON LIABILITY
          SECTION 16.1 Limitation on Liability. Notwithstanding anything to the contrary contained in this Indenture or the Notes or the Collateral Documents, the liability and obligation of the Company to perform and observe and make good the obligations contained in this Indenture and the Notes and the Collateral Documents and to pay the Indebtedness issued hereunder in accordance with the provisions of this Indenture and the Notes (such liability and obligation being herein referred to as the “Company’s Obligations”), or any part thereof, or any claim based thereon or otherwise in respect thereof shall not (except as expressly provided in the last paragraph of this Section 16.1) be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Member, any parent of a Member or any past, present or future partner, officer, director, shareholder, incorporator, Affiliate or related Person of any Member or the Company (each such Member, parent of a Member and past, present or future partner, officer, director or shareholder, incorporator, Affiliate or related Person being herein referred to as a “Related Person”), and (except as expressly provided in the last paragraph of this Section 16.1) each of the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Person under or by reason of or in connection with the Company’s Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof and (except as expressly provided in the last paragraph of this Section 16.1) agrees to look solely to the Company and Collateral held under or in connection with the Collateral Documents for the enforcement of the Company’s Obligations.
          Nothing contained in this Section 16.1 shall be construed (i) as preventing the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders from naming the Company or a Related Person in any action or proceeding brought by the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders to enforce and to realize upon or the Collateral purported to be provided by such Related Persons under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation under or by reason of or in connection with the Company’s Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof shall be asked for, taken, entered or enforced against any Related Person, in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the Lien and security interests created by this Indenture and the Collateral Documents and the other Financing Documents or the enforcement thereof by the Holders or the Trustee or any Person acting on behalf of the Holders or the Trustee, (iii) as
American Ref-Fuel Company LLC Indenture

modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any Person (including, without limitation, any Related Person) under any capital contribution agreement, any guaranty of payment, completion guaranty or any guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee, the Holders or any Person acting on behalf of the Trustee or the Holders in connection with the transactions contemplated by this Indenture or (iv) as modifying, qualifying or affecting in any manner whatsoever the personal recourse liability of any Related Person, or any other Person for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.
American Ref-Fuel Company LLC Indenture

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICAN REF-FUEL COMPANY LLC
By:	/s/ Michael J. Gruppuso
	Name:	Michael J. Gruppuso
	Title:	Vice President Chief financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paul O’Brien
	Name:	PAUL O’BRIEN
	Title:	Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Securities Intermediary
By:	/s/ Paul O’Brien
	Name:	PAUL O’BRIEN
	Title:	Assistant Vice President

American Ref-Fuel Company LLC Indenture

SCHEDULE A
Permitted Liens
None.
American Ref-Fuel Company LLC Indenture

SCHEDULE B
PURCHASED INTERCOMPANY DEBT
1.	Subordinated Note(s) of American Ref-Fuel Company of Essex County, L.P. dated April 1,1990 in the amount of $32,120,102.92 held by Duke/UAE Essex LLC.

2.	Subordinated Note(s) of American Ref-Fuel Company of Hempstead, L.P. dated October 1, 1989 in the amount of $14,669,702.85 held by Duke/UAE Hempstead LLC.

3.	Subordinated Note(s) of American Ref-Fuel Company of Niagara, L.P. dated August 9,1993 and dated May 5, 1993 in the aggregate amount of $21,972,322.98 held by Duke/UAE Niagara LLC.

4.	Subordinated Note(s) of American Ref-Fuel Company of Southeastern Connecticut dated September 1, 1992 in the amount of $11,361,940.19 held by Duke/UAE SECONN LLC.

SCHEDULE C
Leases
Amended and Restated Lease Agreement, dated as of April 30, 1997, among Fleet National Bank, American Ref-Fuel Company of Delaware, L.P., and Delaware Resource Management, Inc.
American Ref-Fuel Company LLC Indenture